Filed pursuant to Rule 433(d)
Registration Statement No. 333-127834-08

Term Sheet	Date Prepared: January 13th , 2006

Citigroup Mortgage Loan Trust Asset-Backed Certificates,

Series 2006-WMC1

Approximate Total Offered Size: $ 650,906,000

Citigroup Global Markets Realty Corp.

Seller

Wells Fargo Bank N.A.

Servicer

Citigroup Mortgage Loan Trust, Inc.

Depositor

Tranche	Amount(1)	Int. Type / Class	Coupons(2)	Ratings (S&P/Fitch/Moodys)			WAL (Call/ Mat)(3)		Window (Call/ Mat)(3)
OFFERED CERTIFICATES
Class A-2A	247,560,000	FLT/SR/SEQ		AAA	AAA	Aaa	1.00	1.00	1 - 22	1 - 22
Class A-2B	94,890,000	FLT/SR/SEQ		AAA	AAA	Aaa	2.00	2.00	22 - 29	22 - 29
Class A-2C	75,967,000	FLT/SR/SEQ		AAA	AAA	Aaa	3.25	3.25	29 - 62	29 - 62
Class A-2D	58,635,000	FLT/SR/SEQ		AAA	AAA	Aaa	6.38	7.98	62 - 81	62 - 177
Class M-1	36,342,000	Floating / Mezz		AA+	AA+	Aa1	4.91	5.43	46 - 81	46 - 159
Class M-2	33,396,000	Floating / Mezz		AA+	AA+	Aa2	4.77	5.27	43 - 81	43 - 152
Class M-3	23,082,000	Floating / Mezz		AA	AA	Aa3	4.69	5.17	42 - 81	42 - 144
Class M-4	16,207,000	Floating / Mezz		AA	AA	A1	4.65	5.11	41 - 81	41 - 138
Class M-5	16,207,000	Floating / Mezz		AA-	AA-	A2	4.62	5.06	40 - 81	40 - 133
Class M-6	14,733,000	Floating / Mezz		A	A+	A3	4.60	5.01	39 - 81	39 - 127
Class M-7	14,242,000	Floating / Mezz		A-	A	Baa1	4.58	4.95	39 - 81	39 - 120
Class M-9	10,805,000	Floating / Mezz		BBB-	BBB	Baa3	4.55	4.80	38 - 81	38 - 105
Class M-10	8,840,000	Floating / Mezz		BB+	BBB-	Ba1	4.55	4.70	37 - 81	37 - 96
NON-OFFERED CERTIFICATES
Class A-1	292,032,000	FLT/SR/PT		AAA	AAA	Aaa	2.23	2.44	1 - 81	1 - 179
Class M-8	10,313,000	Floating / Mezz		BBB+	A-	Baa2	4.56	4.88	38 - 81	38 - 112
Class M-11	9,823,000	Floating / Mezz		BB	BB+	Ba2	4.48	4.50	37 - 81	37 - 87

(1) Certificate sizes are subject to change (+/- 5%)

(2) The Class A Certificates will bear interest at variable rates, and their respective margins will increase by 2x following the Optional Termination Date; the Class M Certificates will bear interest at variable rates and their margins will increase by 1.5x following the Optional Termination Date

(3) Based on Pricing Prepayment Assumption

Transaction Overview:

Sole Manager:	Citigroup Global Markets, Inc	Expected Pricing Date:	January 18, 2006
Rating Agencies:	S&P / Moody’s / Fitch	Expected Settlement Date:	January 31, 2006
Trustee:	[U.S. Bank, N.A.]	Trust Administrator	[Citibank N.A.]

For Further Information:

Mortgage Finance Phil Seares (212) 723-1145 Taruna Reddy (212) 723-6748 Matthew Fallon (212) 723-6334	MBS Trading Matthew Cherwin (212) 723-6217 Eliot Rubenzahl (212) 723-6325	MBS Structuring Shekhar Shah (212) 723-5386 Neil Aggarwal (212) 723-6420

*All numbers are preliminary and subject to change.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-723-6766

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time

TRANSACTION SUMMARY

Title of Securities:	Citigroup Mortgage Loan Trust, Series 2006-WMC1

Offered Certificates:

Approximately $477,052,000 senior floating-rate Certificates (the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates) and approximately $173,854,000 mezzanine floating-rate Certificates (the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-9 and Class M-10 Certificates).

Non-Offered Certificates:	Class A-1, Class M-8, Class M-11, Class CE, Class P, Class R and Class R-X Certificates

Class A Certificates:	The Group I and the Group II Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, and Class M-11 Certificates

Group I Certificates:	Class A-1 Certificates which evidence interests in the Group I Mortgage Loans.

Group II Certificates:	Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates which evidence interests in the Group II Mortgage Loans.

Seller:	Citigroup Global Markets Realty Corp.

Originators:	WMC Mortgage Company (100.00%)

Servicers:

Wells Fargo Bank N.A.

Wells Fargo Bank N.A. currently has a Servicer Quality rating of SQ1 by Moodys, a rating of strong by S & P and a rating of RPS1 by Fitch as a Primary Servicer of subprime residential mortgage loans

Depositor:	Citigroup Mortgage Loan Trust, Inc.

Credit Risk Manager:

Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company) will act as the trust’s representative in advising the Servicers regarding certain delinquent and defaulted mortgage loans, and in monitoring and reporting to the trust administrator on the performance of such mortgage loans.

Trust Administrator:	Citibank N.A.

Trustee:	[U.S. Bank, N.A.]

Collateral:

4,911 adjustable-rate and fixed-rate, first and second lien, closed-end, subprime mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $982,227,717. For the purpose of calculating interest and principal on the Class A Certificates, the Mortgage Loans have been divided into two loan groups, designated as follows:

Group I Mortgage Loans: 2,489 adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $372,965,587 with principal balances at origination that conform to principal balance limits of Freddie Mac.

Group II Mortgage Loans: 2,422 adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $609,262,130 with principal balances at origination that may or may not conform to principal balance limits of Freddie Mac.

The characteristics of the pool of Mortgage Loans delivered on the Closing Date are not expected to differ materially from the characteristics of the Mortgage Loans described herein although the range of mortgage rates, maturities and certain other characteristics of the Mortgage Loans set forth in this term-sheet may vary by as much as 5%.

Closing Date:	On or about January 31, 2006

Distribution Dates:	25th of each month, or if such day is not a business day, the next succeeding business day, commencing February 25, 2006

Cut-off Date:	January 1, 2006

Payment Delay:	The Offered Certificates have a 0 day delay

Day Count:	The Offered Certificates are Actual/360

Administrative Fee Rate:	Sum of the Servicing Fee, Trustee Fee and Credit Risk Manager Fee equal to 0.515% per annum.

Denomination:	$25,000 and multiples of $1 in excess thereof.

Legal Final Maturity:	For all classes the legal final maturity is expected to be 12/25/2035.

SMMEA Eligibility:	None of the Offered Certificates will be SMMEA eligible.

ERISA Eligibility:	All Offered Certificates may be ERISA eligible.

Tax Status:	The Offered Certificates will be treated as REMIC regular interests for federal income tax purposes.

STRUCTURE SUMMARY

Structure:	Senior/Subordinate/Overcollateralization Structure

Prepayment Assumption:

Fixed-Rate Mortgage Loans: 4% to 23% CPR for months 1 to 12 and 23% CPR thereafter Adjustuble-Rate Mortgage Loans: 5% CPR in month 1, an additional 1/11th of 22% CPR for each month thereafter, building to 27% CPR in month 12 and remaining constant at 27% CPR until month 23, remaining constant at 60% CPR from month 24 until month 27, and remaining constant at 30% CPR from month 28 and thereafter.

Pass-Through Rate:

•     The monthly Pass-Through Rate for the Class A and Class M Certificates on each Distribution Date is the lesser of:

•     (1) the Formula Rate

•     (2) the related Net WAC Cap for that Distribution Date

•     The Formula Rate for the Class A and Class M Certificates is as follows:

•  On or prior to the Optional Termination Date: The lesser of (i) 1-Month LIBOR plus a margin which will be set at pricing for the Class A and Class M Certificates and (ii) the related maximum cap rate.

•  After the Optional Termination Date: The lesser of (i)1-Month LIBOR plus 2x the initial margin for the Class A Certificates and 1-Month LIBOR plus 1.5x the initial margin for the Class M Certificates (ii)and the related maximum cap rate.

Principal Payments for Class A Certificates:

Prior to the Stepdown Date or if a Trigger Event occurs, the Class A Certificates will receive ALL of the principal collected on the related mortgage loans plus any Excess Interest from the mortgage loans required to build to or maintain the Targeted Overcollateralization Amount.

On or after the Stepdown Date and assuming no Trigger Event is in effect, principal distributed to the Class A Certificates will be an amount such that the Class A Certificates will have approximately 43.40% of the current principal balance of the Mortgage Loans as credit enhancement (which is 2x the initial credit support).

Principal Payments for Class M Certificates:

The Class M Certificates will NOT receive any principal payments prior to the Stepdown Date, or if a Trigger Event occurs, unless the aggregate principal balance of the Class A Certificates is reduced to zero.

Thereafter (assuming no Trigger Event is in effect), principal will be shared among the Class M Certificates to maintain, in each case, approximately 2x their respective initial credit support.

Maximum Cap Rate:

For any Distribution Date, the Maximum Cap Rate will equal the weighted average Maximum Net Mortgage Rates of the Mortgage Loans plus any amounts expressed as a per annum rate of payments from the Cap Agreement divided by the outstanding principal balance of the mortage loans. The Maximum Cap Rate is subject to an adjustment based on the actual number of days that have elapsed in the related Interest Accrual Period.

STRUCTURE SUMMARY

Group I Principal Remittance Amount:

For any Distribution Date, an amount equal to the aggregate of:

(i)          the principal portion of all scheduled monthly payments on the Group I Mortgage Loans actually received or advanced on or prior to the related Determination Date;

(ii)         the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and

(iii)        the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Group I Mortgage Loans.

Group II Principal Remittance Amount:

For any Distribution Date, an amount equal to the aggregate of:

(i)          the principal portion of all scheduled monthly payments on the Group II Mortgage Loans actually received or advanced on or prior to the related Determination Date;

(ii)         the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and

(iii)        the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Group II Mortgage Loans.

Optional Termination:

10% cleanup call based on the Cut-off Date Principal Balance of the mortgage loans. If such call is exercised, the Class A and Class M Certificate holders are entitled, to the extent of funds available, to:

•     Outstanding principal balance of the Class A and Class M Certificates

•     Current interest accrued on such balance at the related Pass-Through Rate

•     Interest previously earned but not paid (if any)

•     “LIBOR Carryover Amount” (if any)

Group I Net WAC Cap:

For any Distribution Date, the Group I Net WAC Cap will equal the weighted average Net Mortgage Rates of the Group I Mortgage Loans. The Group I Net WAC Cap is subject to an adjustment based on the actual number of days that have elapsed in the related Interest Accrual Period.

Group II Net WAC Cap:

For any Distribution Date, the Group II Net WAC Cap will equal the weighted average Net Mortgage Rates of the Group II Mortgage Loans. The Group II Net WAC Cap is subject to an adjustment based on the actual number of days that have elapsed in the related Interest Accrual Period.

Class M Net WAC Cap:

For any Distribution Date, the Class M Net WAC Cap will equal the weighted average Net Mortgage Rates of the Mortgage Loans in each Loan Group weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current certificate principal balance of the related Class A Certificates. The Class M Net WAC Cap is subject to an adjustment based on the actual number of days that have elapsed in the related Interest Accrual Period.

Net Mortgage Rate:	For each Mortgage Loan the applicable Mortgage Rate less the Administrative Fee Rate.

STRUCTURE SUMMARY

LIBOR Carryover Amount:

The excess, if any, of (i) the amount of interest the Class A and Class M Certificates would have accrued for such Distribution Date based on its respective Formula Rate, over (ii) the amount of interest the Certificates accrued for such Distribution Date based on the Net WAC Cap, plus the unpaid portion of any such excess from prior Distribution Dates plus interest accrued thereon at the respective Formula Rate.

Interest Carry Forward Amount:

As of any Distribution Date, the sum of:

(x) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on each class on such prior Distribution Date and

(y) interest on such excess at the applicable Pass-Through Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

Excess Interest:

Excess Interest, to the extent it is not used for other required purposes, including to absorb realized losses on the Mortgage Loans, to cover certain interest shortfalls on the Certificates, to reimburse previously allocated losses, or to fund any Overcollateralization Deficiency, will be available to make distributions of the LIBOR Carryover Amount to the Certificates in an amount equal to any reductions in the amount of interest distributable to such holders caused by application of the related Net WAC Cap.

Senior Enhancement Percentage:

For any Distribution Date, the percentage obtained by dividing

(x) the sum of:

(i) the aggregate Certificate Principal Balance of the Class M Certificates, and

(ii) the overcollateralization amount, in each case before taking into account the distribution of the Principal Distribution Amount on such Distribution Date by

(y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Available Funds:

For any Distribution Date, the sum, net of amounts reimbursable therefrom to the Master Servicer, the Trustee, or Credit Risk Managers of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans, occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all Servicer Advances with respect to the Mortgage Loans received for such Distribution Date; and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Principal Distribution Amount:

On any Distribution Date, the lesser of (i) the outstanding certificate principal balance of the Class A and Class M Certificates and (ii) the Principal Remittance Amount minus any Overcollateralization Release Amount.

STRUCTURE SUMMARY

Group I Principal Distribution Amount:

With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group I Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group I Certificates over (ii) the lesser of (a) approximately 56.60% of the outstanding principal balance of the Group I Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Group I Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Group I Mortgage Loans as of the cut-off date.

Group II Principal Distribution Amount:

With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group II Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group II Certificates over (ii) the lesser of (a) approximately 56.60% of the outstanding principal balance of the Group II Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Group II Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Group II Mortgage Loans as of the cut-off date.

All distributions of principal to the Group II Certificates on any Distribution Date will be distributed first to the Class A-2A Certificates, second to the Class A-2B Certificates, third to the Class A-2C Certificates and fourth to the Class A-2D Certificates, in each case until the Certificate Principal Balance of each such class of Certificates has been reduced to zero.

Notwithstanding the foregoing, on any Distribution Date on or after which the aggregate Certificate Principal Balance of the Class M and Class CE Certificates has been reduced to zero, principal will be allocated to Group II Certificates on a pro-rata basis.

Class M Principal Distribution Amount:

For each Class M Certificate with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding Certificate Principal Balance of all more senior Certificates after distribution of all more senior Principal Distribution Amounts on the related Distribution Date and (b) the outstanding Certificate Principal Balance of the respective Class M Certificates over (ii) the lesser of (a) approximately 100% minus 2X the respective Class M Certificates initial credit support percentage of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off date.

Cap Agreement:

On the Closing Date, the Trustee will enter into a Cap Agreement with the Cap Provider for the benefit of the Group I Certificates, Group II Certificates and Class M Certificates. The Cap Provider will be obligated to make monthly payments to the Trustee (based on a notional amount) when one-month LIBOR exceeds the strike rate for the related period. The schedule containing the notional amounts are in the tables on pages [16].

STRUCTURE SUMMARY

Payment Priority:

On each Distribution Date, Available Funds from the Mortgage Loans will be distributed as follows:

1.    To pay interest on the Class A Certificates on a pro-rata basis (within each group) based on the entitlement of such class, including any accrued unpaid interest from a prior Distribution Date, (first from the related loan group, then from the other loan group if necessary), and then, excluding any accrued unpaid interest from prior Distribution Dates, to pay interest to the Class M Certificates, sequentially.

2.    Prior to the Stepdown Date or if a Trigger Event is in effect an amount upto the Principal Ditribution Amount will be distributed as follows:

a)    To pay the Group I Principal Distribution Amounts to the Group I Certificates and to pay the Group II Principal Distribution Amounts to the Group II Certificates, until each such class is reduced to zero. Principal paid to the Group II Certificates will be distributed sequentially to the Class A-2A, A-2B, A-2C and A-2D Certificates until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under “Group II Principal Distribution Amount”). Any remaining Principal Distribution Amounts will be allocated to the Class A Certificates outstanding in the unrelated Loan Group.

b)    To pay any remaining Principal Distribution Amount to the Class M Certificates sequentially until each such class has been reduced to zero.

3.    On or after the Stepdown Date and if a Trigger Event is not in effect an amount upto the Principal Ditribution Amount will be distributed as follows:

a)    To pay the Group I and Group II Principal Distribution Amounts to the Group I and Group II Certificates, until each such class has been reduced to zero. Principal paid to the Group II Certificates will be distributed sequentially to the Class A-2A, A-2B, A-2C and A-2D Certificates until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under Group II Principal Distribution Amount). Any remaining Principal Distribution Amounts will be allocated to the Class A Certificates outstanding in the unrelated Loan Group as necessary.

b)    To pay the respective Class M Principal Distribution Amount, sequentially to the Class M Certificates until each such class is reduced to zero.

4. From Excess Interest, if any, to cover current losses

5. From Excess Interest, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to maintain the required level of credit support in the following order of priority:

•Class A Certificates

•Class M Certificates, sequentially

6. From Excess Interest, if any, to pay the Interest Carry Forward Amounts on the Class M Certificates, sequentially.

7. From Excess Interest, if any, to pay allocated Realized Loss Amounts on the Class M Certificates, sequentially.

8. From Excess Interest, if any, to pay any LIBOR Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the reserve account:

(i)          to the Class A Certificates, on a pro rata basis based first on outstanding certificate principal balance and second on such remaining undistributed LIBOR Carryover Amounts,

(ii)         sequentially to the Class M Certificates any such remaining undistributed LIBOR Carryover Amounts for each class

9. From the cash received from the cap agreement to cover interest carry forward amounts on the Class A Certificates.

10. To pay the cash received from the cap agreement pursuant to clauses (4) to (8) above.

11. To the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement.

12. To the holders of the Class R Certificates, any remaining amounts

CREDIT ENHANCEMENT SUMMARY

Stepdown Date:

The earlier to occur of:

(i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is zero, and

(ii) the later to occur of:

(x) the Distribution Date in February 2009 and

(y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to twice its initial amount

Trigger Event:

On a Distribution Date, a Trigger Event will be in effect if:

(i)     the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

(ii)      If the aggregate principal balance of 60+ Day Delinquent Loans equals or exceeds [37%] of the Senior Enhancement Percentage.

Distribution Date Percentage	Percentage
February 2008 through January 2009	[1.45]%
February 2009 through January 2010	[3.20]%
February 2010 through January 2011	[5.00]%
February 2011 through January 2012	[6.25]%
February 2012 and thereafter	[6.75]%

60+ Day Delinquent Loan:

The percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more, (ii) REO Properties and (iii) Mortgage Loans in foreclosure and in bankruptcy by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

CREDIT ENHANCEMENT Summary

Credit Enhancement:	Credit Enhancement will be provided by: • Excess Interest • Overcollateralization • Subordination

Initial Credit Support*		On or After Stepdown Date*
Class	Percentage**	Class	Percentage**
A	21.70%	A	43.40%
M-1	18.00%	M-1	36.00%
M-2	14.60%	M-2	29.20%
M-3	12.25%	M-3	24.50%
M-4	10.60%	M-4	21.20%
M-5	8.95%	M-5	17.90%
M-6	7.45%	M-6	14.90%
M-7	6.00%	M-7	12.00%
M-8	4.95%	M-8	9.90%
M-9	3.85%	M-9	7.70%
M-10	2.95%	M-10	5.90%
M-11	1.95%	M-11	3.90%
* Includes Overcollateralization
**Approximate

Overcollateralization Amount:

For any Distribution Date the excess, if any, of (a) the sum of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) the sum of the aggregate Certificate Principal Balance of the Class A , Class M and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Deficiency:

As of any Distribution Date, the excess, if any, of:

(x) the Targeted Overcollateralization Amount for such Distribution Date over

(y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Allocated Realized Loss Amounts on such Distribution Date.

Overcollateralization Release Amount:

As of any Distribution Date, the lesser of (a) the Principal Remittance Amount and (b) the excess, if any, of:

(x) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date, over (y) the Targeted Overcollateralization Amount for such Distribution Date.

CREDIT ENHANCEMENT SUMMARY

Targeted Overcollateralization Amount:

As of any Distribution Date, the Targeted Overcollateralization Amount (a) prior to the Stepdown Date, is an amount equal to approximately 1.95% of the Principal Balance of the Mortgage Loans as of the Cut-off date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately 3.90% of the then current aggregate outstanding Principal Balance of the Mortgage Loans as of the last day of the related due period and (ii) 0.50% of the principal balance of the Mortgage Loans as of the Cut-off date; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Allocation of Losses/ Subordination:

Realized losses on the Mortgage Loans will be applied:

•     First to reduce the Excess Interest, cash from the cap agreement, and overcollateralization amount

•     Then to the Class M Certificates, reverse sequentially, until each such class has been reduced to zero

•     In no event will losses be allocated to the Class A certificates

Advances:	Subject to certain limitations, the Servicers must advance delinquent payments of principal and interest on the mortgage loans.

Compensating Interest:	The Servicer is obligated to offset any Prepayment Interest Shortfall, on any Distribution Date, with Compensating Interest to the extent of one-half of its Servicing Fee for each Distribution Date.

STRUCTURE SUMMARY

Net WAC Cap and Effective Maximum Rate for the Group II Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	8.11	20.16	42	10.10	20.34
2	7.24	20.16	43	9.77	20.34
3	6.54	20.16	44	9.77	20.34
4	6.76	20.16	45	10.10	20.34
5	6.54	20.17	46	9.77	20.34
6	6.76	20.17	47	10.10	20.34
7	6.54	20.17	48	9.77	20.34
8	6.55	20.17	49	9.77	20.34
9	6.77	20.18	50	10.81	20.34
10	6.55	20.18	51	9.77	20.34
11	6.77	20.18	52	10.09	20.34
12	6.55	20.19	53	9.76	20.34
13	6.55	20.19	54	10.09	20.34
14	7.26	20.19	55	9.76	20.34
15	6.56	20.20	56	9.76	20.34
16	6.78	20.20	57	10.09	20.35
17	6.56	20.21	58	9.82	20.35
18	6.78	20.21	59	10.14	20.35
19	6.56	20.22	60	9.81	20.35
20	6.57	20.22	61	9.81	20.36
21	6.81	20.23	62	10.86	15.97
22	8.83	20.25	63	9.81	14.42
23	9.12	20.26	64	10.14	14.91
24	8.83	20.27	65	9.81	14.43
25	8.82	20.28	66	10.14	14.90
26	9.43	20.29	67	9.81	14.41
27	8.83	20.29	68	9.80	14.41
28	9.83	20.30	69	10.13	14.88
29	9.52	20.31	70	9.80	14.41
30	9.83	20.31	71	10.13	14.88
31	9.51	20.31	72	9.80	14.03
32	9.51	20.32	73	9.80	12.19
33	9.86	20.32	74	10.47	13.04
34	9.77	20.32	75	9.79	12.22
35	10.09	20.33	76	10.12	12.65
36	9.76	20.33	77	9.79	12.26
37	9.76	20.34	78	10.11	12.69
38	10.81	20.34	79	9.78	12.30
39	9.76	20.34	80	9.78	12.32
40	10.10	20.34	81	10.11	12.75
41	9.78	20.34

Assumptions:

(1)	Assumes 1mLIBOR and 6mLIBOR stays at 4.44% and 4.70% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes cash from Cap Agreement

Net WAC Cap and Effective Maximum Rate for the Class M Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	8.14	21.08	42	9.94	20.93
2	7.27	21.08	43	9.62	20.93
3	6.56	21.08	44	9.61	20.95
4	6.78	21.08	45	9.94	20.96
5	6.56	21.08	46	9.62	20.97
6	6.78	21.08	47	9.94	20.99
7	6.57	21.08	48	9.61	21.01
8	6.57	21.08	49	9.61	21.03
9	6.79	21.08	50	10.64	21.05
10	6.57	21.08	51	9.61	21.07
11	6.79	21.08	52	9.92	21.08
12	6.57	21.08	53	9.60	21.08
13	6.57	21.08	54	9.92	21.08
14	7.28	21.08	55	9.60	21.08
15	6.58	21.08	56	9.60	21.08
16	6.80	21.08	57	9.92	21.08
17	6.58	21.08	58	9.67	21.08
18	6.80	21.08	59	9.99	21.08
19	6.58	20.99	60	9.67	21.08
20	6.59	20.63	61	9.66	21.08
21	6.84	21.09	62	10.70	12.49
22	8.74	21.63	63	9.66	11.28
23	9.03	21.08	64	9.99	11.67
24	8.73	21.08	65	9.66	11.29
25	8.73	21.08	66	9.98	11.66
26	9.33	21.08	67	9.66	11.28
27	8.74	21.08	68	9.65	11.27
28	9.68	21.08	69	9.97	11.64
29	9.36	21.08	70	9.65	11.28
30	9.68	21.08	71	9.97	11.64
31	9.36	21.08	72	9.65	11.26
32	9.36	21.08	73	9.64	11.26
33	9.69	21.08	74	10.31	12.03
34	9.61	21.08	75	9.64	11.25
35	9.92	21.08	76	9.96	11.62
36	9.60	21.08	77	9.63	11.24
37	9.60	21.08	78	9.95	11.61
38	10.63	21.04	79	9.63	11.23
39	9.60	20.95	80	9.63	11.23
40	9.94	20.92	81	9.94	11.59
41	9.62	20.92

Assumptions:

(1)	Assumes 1mLIBOR and 6mLIBOR stays at 4.44% and 4.70% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes cash from the Cap Agreement

Cap Agreement Schedule, Strike= 4.6% for all Periods.

Period	Notional Balance ($)	Period	Notional Balance ($)
1	963,074,000.00	31	281,125,158.89
2	950,845,933.16	32	270,299,191.00
3	936,485,127.68	33	259,868,495.40
4	920,025,426.89	34	249,818,809.28
5	901,514,602.41	35	240,138,798.62
6	881,014,644.02	36	230,811,596.34
7	858,601,790.31	37	221,824,197.37
8	834,366,759.62	38	221,824,197.37
9	808,417,490.91	39	215,237,714.79
10	780,966,897.13	40	207,510,123.95
11	754,428,190.44	41	200,063,853.87
12	728,771,015.09	42	192,888,257.23
13	703,966,038.90	43	185,973,379.32
14	679,984,907.41	44	179,309,635.18
15	656,800,240.64	45	172,887,799.50
16	634,385,511.86	46	166,698,993.44
17	612,715,114.54	47	160,734,684.04
18	591,764,282.45	48	154,986,593.46
19	571,502,188.03	49	149,446,788.23
20	551,853,662.04	50	144,107,628.99
21	531,879,599.39	51	138,961,759.52
22	479,924,185.05	52	134,002,096.15
23	433,502,853.69	53	129,221,817.63
24	391,958,984.54	54	124,614,355.12
25	355,310,292.85	55	120,139,207.88
26	341,759,507.60	56	115,684,906.75
27	328,705,122.49	57	111,391,410.14
28	316,128,901.65	58	107,252,741.32
29	304,023,968.22	59	103,254,123.20
30	292,361,504.26	60	99,399,948.91
		61	95,684,935.27

Sensitivity Analysis – To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%

A-2A
WAL	1.68	1.00	0.71	0.56
Principal Window	1 - 40	1 - 22	1 - 16	1 - 12
Principal Window End	May-09	Nov-07	May-07	Jan-07

A-2B
WAL	4.34	2.00	1.57	1.18
Principal Window	40 - 71	22 - 29	16 - 21	12 - 17
Principal Window End	Dec-11	Jun-08	Oct-07	Jun-07

A-2C
WAL	8.13	3.25	1.86	1.59
Principal Window	71 - 132	29 - 62	21 - 24	17 - 21
Principal Window End	Jan-17	Mar-11	Jan-08	Oct-07

A-2D
WAL	15.84	7.98	2.19	1.87
Principal Window	132 - 332	62 - 177	24 - 31	21 - 24
Principal Window End	Sep-33	Oct-20	Aug-08	Jan-08

M-1
WAL	10.06	5.43	6.14	4.11
Principal Window	53 - 292	46 - 159	31 - 116	24 - 81
Principal Window End	May-30	Apr-19	Sep-15	Oct-12

M-2
WAL	10.03	5.27	4.87	3.62
Principal Window	53 - 282	43 - 152	50 - 92	37 - 65
Principal Window End	Jul-29	Sep-18	Sep-13	Jun-11

M-3
WAL	10.00	5.17	4.23	3.13
Principal Window	53 - 271	42 - 144	45 - 88	34 - 61
Principal Window End	Aug-28	Jan-18	May-13	Feb-11

M-4
WAL	9.97	5.11	3.95	2.93
Principal Window	53 - 260	41 - 138	42 - 84	32 - 59
Principal Window End	Sep-27	Jul-17	Jan-13	Dec-10

M-5
WAL	9.93	5.06	3.78	2.81
Principal Window	53 - 252	40 - 133	39 - 80	30 - 57
Principal Window End	Jan-27	Feb-17	Sep-12	Oct-10

Sensitivity Analysis – To Maturity(Cont’d)
Percent of Prepay Assumption	50%	100%	150%	200%

M-6
WAL	9.88	5.01	3.64	2.72
Principal Window	53 - 241	39 - 127	38 - 76	29 - 54
Principal Window End	Feb-26	Aug-16	May-12	Jul-10

M-7
WAL	9.81	4.95	3.52	2.63
Principal Window	53 - 230	39 - 120	36 - 72	28 - 51
Principal Window End	Mar-25	Jan-16	Jan-12	Apr-10

M-9
WAL	9.59	4.80	3.33	2.50
Principal Window	53 - 204	38 - 105	34 - 63	26 - 45
Principal Window End	Jan-23	Oct-14	Apr-11	Oct-09

M-10
WAL	9.43	4.70	3.23	2.42
Principal Window	53 - 187	37 - 96	33 - 57	26 - 41
Principal Window End	Aug-21	Jan-14	Oct-10	Jun-09

A-1
WAL	4.98	2.44	1.25	1.01
Principal Window	1 - 330	1 - 179	1 - 31	1 - 24
Principal Window End	Jul-33	Dec-20	Aug-08	Jan-08

M-8
WAL	9.72	4.88	3.42	2.56
Principal Window	53 - 216	38 - 112	35 - 67	27 - 48
Principal Window End	Jan-24	May-15	Aug-11	Jan-10

M-11
WAL	9.23	4.50	3.08	2.34
Principal Window	53 - 177	37 - 87	33 - 51	25 - 37
Principal Window End	Oct-20	Apr-13	Apr-10	Feb-09

Assumptions:
1. Prepayments are capped at 85CPR.

Sensitivity Analysis – To Call
Percent of Prepay Assumption	50%	100%	150%	200%

A-2A
WAL	1.68	1.00	0.71	0.56
Principal Window	1 - 40	1 - 22	1 - 16	1 - 12
Principal Window End	May-09	Nov-07	May-07	Jan-07

A-2B
WAL	4.34	2.00	1.57	1.18
Principal Window	40 - 71	22 - 29	16 - 21	12 - 17
Principal Window End	Dec-11	Jun-08	Oct-07	Jun-07

A-2C
WAL	8.13	3.25	1.86	1.59
Principal Window	71 - 132	29 - 62	21 - 24	17 - 21
Principal Window End	Jan-17	Mar-11	Jan-08	Oct-07

A-2D
WAL	13.46	6.38	2.19	1.87
Principal Window	132 - 170	62 - 81	24 - 31	21 - 24
Principal Window End	Mar-20	Oct-12	Aug-08	Jan-08

M-1
WAL	9.28	4.91	3.73	2.62
Principal Window	53 - 170	46 - 81	31 - 48	24 - 35
Principal Window End	Mar-20	Oct-12	Jan-10	Dec-08

M-2
WAL	9.28	4.77	3.99	2.90
Principal Window	53 - 170	43 - 81	48 - 48	35 - 35
Principal Window End	Mar-20	Oct-12	Jan-10	Dec-08

M-3
WAL	9.28	4.69	3.91	2.88
Principal Window	53 - 170	42 - 81	45 - 48	34 - 35
Principal Window End	Mar-20	Oct-12	Jan-10	Dec-08

M-4
WAL	9.28	4.65	3.66	2.74
Principal Window	53 - 170	41 - 81	42 - 48	32 - 35
Principal Window End	Mar-20	Oct-12	Jan-10	Dec-08

M-5
WAL	9.28	4.62	3.51	2.62
Principal Window	53 - 170	40 - 81	39 - 48	30 - 35

Principal Window End	Mar-20	Oct-12	Jan-10	Dec-08

Sensitivity Analysis – To Call(Cont’d)
Percent of Prepay Assumption	50%	100%	150%	200%

M-6
WAL	9.28	4.60	3.39	2.54
Principal Window	53 - 170	39 - 81	38 - 48	29 - 35
Principal Window End	Mar-20	Oct-12	Jan-10	Dec-08

M-7
WAL	9.28	4.58	3.29	2.48
Principal Window	53 - 170	39 - 81	36 - 48	28 - 35
Principal Window End	Mar-20	Oct-12	Jan-10	Dec-08

M-9
WAL	9.28	4.55	3.18	2.40
Principal Window	53 - 170	38 - 81	34 - 48	26 - 35
Principal Window End	Mar-20	Oct-12	Jan-10	Dec-08

M-10
WAL	9.28	4.55	3.14	2.36
Principal Window	53 - 170	37 - 81	33 - 48	26 - 35
Principal Window End	Mar-20	Oct-12	Jan-10	Dec-08

A-1
WAL	4.68	2.23	1.25	1.01
Principal Window	1 - 170	1 - 81	1 - 31	1 - 24
Principal Window End	Mar-20	Oct-12	Aug-08	Jan-08

M-8
WAL	9.28	4.56	3.23	2.42
Principal Window	53 - 170	38 - 81	35 - 48	27 - 35
Principal Window End	Mar-20	Oct-12	Jan-10	Dec-08

M-11
WAL	9.20	4.48	3.06	2.33
Principal Window	53 - 170	37 - 81	33 - 48	25 - 35
Principal Window End	Mar-20	Oct-12	Jan-10	Dec-08

Assumptions:
2. Prepayments are capped at 85CPR.

Assumed Monthly Excess Interest at Static Indices

Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)
1	2.85	29	4.65	57	5.06
2	2.39	30	4.80	58	4.97
3	1.94	31	4.63	59	5.13
4	2.09	32	4.63	60	4.96
5	1.94	33	4.80	61	4.96
6	2.08	34	4.87	62	5.44
7	1.93	35	5.02	63	4.95
8	1.93	36	4.85	64	5.12
9	2.08	37	4.84	65	4.95
10	1.93	38	5.27	66	5.11
11	2.07	39	4.84	67	4.95
12	1.93	40	5.05	68	4.95
13	1.92	41	4.89	69	5.11
14	2.36	42	5.06	70	4.94
15	1.92	43	4.90	71	5.10
16	2.06	44	4.90	72	4.94
17	1.91	45	5.06	73	4.94
18	2.06	46	4.91	74	5.27
19	1.91	47	5.07	75	4.95
20	1.91	48	4.91	76	5.12
21	2.08	49	4.91	77	4.96
22	4.07	50	5.39	78	5.13
23	4.21	51	4.91	79	4.98
24	4.03	52	5.06	80	4.99
25	4.01	53	4.90	81	5.15
26	4.33	54	5.06
27	4.01	55	4.89
28	4.82	56	4.89

Assumptions:
1) Run at pricing prepayment assumption
2) Excess (30/360)
3) Static Indices: 1mL = 4.44% 6mL = 4.70%
4) 10% optional clean-up call
5) Includes payments made from the Cap Agreement, if any

Assumed Monthly Excess Interest at Forward Indices

Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	Excess Interest at Forwards (%)	Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	Excess Interest at Forwards (%)	Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	Excess Interest at Forwards (%)
1	4.44000	4.70000	2.85	29	4.62959	4.68790	4.48	57	4.77198	4.82926	4.92
2	4.54133	4.74640	2.30	30	4.63179	4.69560	4.64	58	4.77509	4.83298	4.83
3	4.62360	4.78262	1.78	31	4.63434	4.70332	4.46	59	4.77854	4.83682	4.99
4	4.70220	4.80240	1.94	32	4.64042	4.71002	4.45	60	4.78225	4.84070	4.82
5	4.76246	4.80902	1.79	33	4.65123	4.71567	4.63	61	4.78617	4.84458	4.81
6	4.78969	4.80478	1.94	34	4.66531	4.72053	4.70	62	4.79008	4.84841	5.22
7	4.77756	4.79294	1.78	35	4.67488	4.72491	4.86	63	4.79390	4.85220	4.69
8	4.75434	4.77797	1.78	36	4.67720	4.72927	4.68	64	4.79765	4.85595	4.88
9	4.73994	4.76211	1.93	37	4.67377	4.73416	4.68	65	4.80137	4.85967	4.70
10	4.74115	4.74551	1.78	38	4.67368	4.74007	5.12	66	4.80506	4.86336	4.87
11	4.73752	4.72739	1.92	39	4.67983	4.74694	4.67	67	4.80872	4.86703	4.69
12	4.72005	4.70912	1.77	40	4.69108	4.75451	4.90	68	4.81235	4.87069	4.68
13	4.68951	4.69320	1.77	41	4.70050	4.76249	4.73	69	4.81594	4.87433	4.85
14	4.66108	4.68205	2.22	42	4.70597	4.77063	4.90	70	4.81950	4.87798	4.69
15	4.64228	4.67549	1.76	43	4.70855	4.77863	4.74	71	4.82306	4.88162	4.86
16	4.63457	4.67214	1.91	44	4.71406	4.78621	4.73	72	4.82664	4.88526	4.68
17	4.63003	4.67029	1.76	45	4.72434	4.79295	4.90	73	4.83022	4.88891	4.68
18	4.62641	4.66935	1.91	46	4.73805	4.79837	4.77	74	4.83380	4.89257	5.03
19	4.62385	4.66901	1.76	47	4.74835	4.80218	4.93	75	4.83736	4.89623	4.68
20	4.62252	4.66896	1.75	48	4.75308	4.80485	4.76	76	4.84091	4.89991	4.87
21	4.62255	4.66912	1.93	49	4.75311	4.80712	4.76	77	4.84448	4.90362	4.70
22	4.62370	4.66948	3.91	50	4.75367	4.80962	5.26	78	4.84808	4.90735	4.88
23	4.62452	4.67005	4.05	51	4.75625	4.81232	4.76	79	4.85170	4.91109	4.71
24	4.62441	4.67092	3.87	52	4.76044	4.81500	4.93	80	4.85535	4.91484	4.71
25	4.62353	4.67217	3.85	53	4.76405	4.81749	4.76	81	4.85901	4.91861	4.89
26	4.62344	4.67401	4.18	54	4.76643	4.81995	4.92
27	4.62468	4.67689	3.85	55	4.76782	4.82264	4.75
28	4.62710	4.68141	4.65	56	4.76954	4.82576	4.74

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. 10% optional clean-up call
4. Includes payments made from the Cap Agreement

BREAKEVEN (PRIOR TO 1ST DOLLAR LOSS)

BOND	CDR BE RATE	WAL	Cum Loss
M-1	30.41	6.02	21.73
M-2	24.37	6.98	18.95
M-3	20.71	8.19	17.02
M-4	18.35	9.29	15.66
M-5	16.15	9.78	14.30
M-6	14.23	10.42	13.02
M-7	12.34	10.97	11.68
M-9	9.57	12.20	9.54
M-10	8.54	12.98	8.69
M-8	10.97	11.98	10.65
M-11	7.68	12.91	7.95

Assumptions

1.	Stepdown fail
2.	40 % Loss Severity
3.	6 Months Lag
4.	Defaults outside Prepays
5.	Pricing Prepayment Assumption
6.	CDR shown before 1st $ lost
7.	Certificates use 1-month LIBOR forward and collateral uses 6-month LIBOR forward

Aggregate Collateral: Summary

Statistics for the Mortgage Loans listed below are based on Cut-Off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$982,227,716.83
Number of Mortgage Loans	4,911
Average Scheduled Principal Balance:	200,005.64	$9,951.58	$948,907.86
Weighted Average Gross Coupon:	7.295%	4.625%	12.875%
Weighted Average Original Credit Score:	642	500	821
Weighted Average Original Loan-To-Value Ratio(1):	73.27%	10.00%	100.00%
Weighted Average Original Adjusted LTV Ratio (2):	82.00%	10.00%	100.00%
Weighted Average Combined LTV Ratio (3):	91.18%	10.00%	100.00%
Weighted Average Stated Remaining Term:	336 Months	116 Months	358 Months
Weighted Average Original Term:	340 Months	120 Months	360 Months
Weighted Average Roll Term:	23 Months	1 Month	117 Months
Weighted Average Gross Margin:	6.356%	3.393%	9.625%
Weighted Average Initial Periodic Rate Cap:	3.014%	1.000%	6.500%
Weighted Average Subsequent Periodic Rate Cap:	1.002%	1.000%	2.000%
Weighted Average Gross Maximum Lifetime Rate:	13.422%	11.125%	17.450%
Weighted Average Gross Minimum Lifetime Rate:	6.913%	3.625%	10.950%
Weighted Average Seasoning:	3 Months	2 Months	11 Months
Weighted Average Origination Date:	September 17, 2005	January 25, 2005	October 17, 2005
Weighted Average First Adjustment Date:	November 26, 2007	February 1, 2006	October 1, 2015
Weighted Average Next Adjustment Date:	November 26, 2007	February 1, 2006	October 1, 2015
Percent Interest Only Loans:	17.17%
Percent Second Liens:	10.96%
Percent of First Lien with Silent Seconds:	53.54%
Weighted Average Debt-To-Income Ratio:	41.81%		60.00%

(1) Original LTV = Principal Balance at Origination / property value, without regard to any other lien

(2) Original Adjusted LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value

(3) Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value

Principal Balances of the Mortgage Loans at Origination

Range ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
10,000.00 - 25,000.00	141	2,799,494.26	0.29	19,854.57	10.279	19.84	98.04	647
25,000.01 - 50,000.00	517	19,737,108.77	2.01	38,176.23	10.150	23.07	96.95	650
50,000.01 - 75,000.00	557	35,023,715.73	3.57	62,879.20	9.780	32.57	94.28	651
75,000.01 - 100,000.00	451	39,470,121.09	4.02	87,516.90	9.193	41.99	91.09	646
100,000.01 - 125,000.00	375	41,926,208.18	4.27	111,803.22	8.421	55.11	87.10	641
125,000.01 - 150,000.00	335	46,116,254.86	4.70	137,660.46	7.750	65.73	83.04	637
150,000.01 - 175,000.00	267	43,296,622.45	4.41	162,159.63	7.399	72.03	80.35	636
175,000.01 - 200,000.00	283	53,116,789.32	5.41	187,691.84	7.208	75.86	79.68	627
200,000.01 - 225,000.00	233	49,609,591.51	5.05	212,916.70	7.178	78.35	79.98	625
225,000.01 - 250,000.00	239	56,760,534.18	5.78	237,491.77	6.907	78.13	78.45	633
250,000.01 - 275,000.00	204	53,521,279.83	5.45	262,359.21	6.868	79.45	79.45	632
275,000.01 - 300,000.00	208	59,755,437.62	6.08	287,285.76	6.852	80.35	80.35	636
300,000.01 - 359,650.00	341	111,643,975.17	11.37	327,401.69	6.876	79.92	79.92	640
359,650.01 - 500,000.00	487	204,437,382.38	20.81	419,789.29	6.856	80.80	80.80	645
500,000.01 - 950,000.00	273	165,013,201.48	16.80	604,443.96	6.804	80.92	80.92	656
Total:	4,911	982,227,716.83	100.00	200,005.64	7.295	73.27	82.00	642

Principal Balances of the Mortgage Loans as of the Cut-off Date

Range ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
9,951.58 - 25,000.00	144	2,857,176.30	0.29	19,841.50	10.250	19.84	98.08	648
25,000.01 - 50,000.00	515	19,729,366.90	2.01	38,309.45	10.153	23.07	96.95	650
50,000.01 - 75,000.00	556	34,973,775.56	3.56	62,902.47	9.780	32.59	94.27	651
75,000.01 - 100,000.00	453	39,668,136.15	4.04	87,567.63	9.186	42.03	91.08	646
100,000.01 - 125,000.00	374	41,853,151.95	4.26	111,906.82	8.423	55.21	87.06	640
125,000.01 - 150,000.00	335	46,140,605.42	4.70	137,733.15	7.748	65.79	83.08	637
150,000.01 - 175,000.00	271	44,021,576.75	4.48	162,441.24	7.395	72.24	80.43	637
175,000.01 - 200,000.00	280	52,642,135.04	5.36	188,007.63	7.219	75.48	79.63	626
200,000.01 - 225,000.00	235	50,109,384.23	5.10	213,231.42	7.159	78.72	80.02	624
225,000.01 - 250,000.00	235	55,861,132.05	5.69	237,706.94	6.908	78.00	78.33	633
250,000.01 - 275,000.00	206	54,070,965.84	5.50	262,480.42	6.881	79.51	79.51	631
275,000.01 - 300,000.00	207	59,505,590.83	6.06	287,466.62	6.848	80.31	80.31	636
300,000.01 - 359,650.00	358	117,813,667.05	11.99	329,088.46	6.874	80.01	80.01	640
359,650.01 - 500,000.00	469	197,967,851.28	20.15	422,106.29	6.854	80.77	80.77	645
500,000.01 - 948,907.86	273	165,013,201.48	16.80	604,443.96	6.804	80.92	80.92	656
Total:	4,911	982,227,716.83	100.00	200,005.64	7.295	73.27	82.00	642

Mortgage Rates of the Mortgage Loans as of the Cut-off Date

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
4.625 - 4.999	1	102,217.88	0.01	102,217.88	4.625	75.00	75.00	782
5.000 - 5.499	28	9,075,903.59	0.92	324,139.41	5.347	74.22	74.22	678
5.500 - 5.999	289	93,210,482.95	9.49	322,527.62	5.843	78.58	78.58	665
6.000 - 6.499	510	148,898,345.40	15.16	291,957.54	6.269	78.31	78.31	654
6.500 - 6.999	1,056	289,794,048.02	29.50	274,426.18	6.774	79.93	79.93	643
7.000 - 7.499	507	129,481,683.44	13.18	255,387.94	7.243	80.10	80.10	637
7.500 - 7.999	554	133,402,215.51	13.58	240,798.22	7.723	81.01	81.81	626
8.000 - 8.499	253	41,664,959.17	4.24	164,683.63	8.241	75.95	84.00	610
8.500 - 8.999	279	38,093,870.67	3.88	136,537.17	8.719	65.23	85.98	603
9.000 - 9.499	88	8,658,017.59	0.88	98,386.56	9.155	47.49	90.61	624
9.500 - 9.999	440	29,181,936.11	2.97	66,322.58	9.837	23.89	98.44	666
10.000 - 10.499	109	8,233,536.56	0.84	75,537.03	10.260	19.77	98.91	655
10.500 - 10.999	470	32,402,919.21	3.30	68,942.38	10.759	20.15	98.86	650
11.000 - 11.499	158	10,291,300.03	1.05	65,134.81	11.234	19.69	99.54	636
11.500 - 11.999	115	6,863,908.58	0.70	59,686.16	11.771	19.46	99.03	643
12.000 - 12.499	25	1,182,807.01	0.12	47,312.28	12.224	18.00	97.51	628
12.500 - 12.875	29	1,689,565.11	0.17	58,260.87	12.662	17.97	96.43	617
Total:	4,911	982,227,716.83	100.00	200,005.64	7.295	73.27	82.00	642

Original Terms to Stated Maturity of the Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
120	5	191,419.03	0.02	38,283.81	8.009	69.81	81.47	644
180	1,628	110,274,903.09	11.23	67,736.43	10.167	20.98	98.48	663
240	23	1,450,034.09	0.15	63,044.96	8.539	53.81	74.49	641
300	2	268,097.21	0.03	134,048.61	7.312	87.20	87.20	603
360	3,253	870,043,263.41	88.58	267,458.73	6.929	79.92	79.92	639
Total:	4,911	982,227,716.83	100.00	200,005.64	7.295	73.27	82.00	642

Remaining Terms to Stated Maturity of the Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
116 - 120	5	191,419.03	0.02	38,283.81	8.009	69.81	81.47	644
121 - 180	1,628	110,274,903.09	11.23	67,736.43	10.167	20.98	98.48	663
181 - 240	23	1,450,034.09	0.15	63,044.96	8.539	53.81	74.49	641
241 - 300	2	268,097.21	0.03	134,048.61	7.312	87.20	87.20	603
301 - 358	3,253	870,043,263.41	88.58	267,458.73	6.929	79.92	79.92	639
Total:	4,911	982,227,716.83	100.00	200,005.64	7.295	73.27	82.00	642

Original Adjusted Loan-to-Value Ratios of the Mortgage Loans(1)

Original Adjusted Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
10.00 - 25.00	12	712,844.80	0.07	59,403.73	8.932	19.93	19.93	605
25.01 - 30.00	6	879,668.32	0.09	146,611.39	6.724	28.59	28.59	633
30.01 - 35.00	7	921,924.22	0.09	131,703.46	6.890	32.20	32.20	590
35.01 - 40.00	9	1,110,084.06	0.11	123,342.67	6.722	37.42	37.42	612
40.01 - 45.00	16	2,615,135.75	0.27	163,445.98	7.018	42.58	42.58	572
45.01 - 50.00	37	5,996,352.04	0.61	162,063.57	6.674	47.64	47.64	603
50.01 - 55.00	48	10,933,493.96	1.11	227,781.12	6.616	52.90	52.90	614
55.01 - 60.00	47	10,089,152.27	1.03	214,662.81	6.886	57.67	57.67	612
60.01 - 65.00	64	15,406,146.00	1.57	240,721.03	6.841	63.16	63.16	593
65.01 - 70.00	124	31,680,513.82	3.23	255,488.01	7.060	68.61	68.61	588
70.01 - 75.00	187	51,374,155.39	5.23	274,728.10	7.018	73.90	73.90	605
75.01 - 80.00	1,978	542,712,474.79	55.25	274,374.36	6.819	79.84	79.84	656
80.01 - 85.00	220	55,435,711.54	5.64	251,980.51	6.999	83.99	84.18	605
85.01 - 90.00	366	93,925,749.94	9.56	256,627.73	7.256	87.68	89.61	627
90.01 - 95.00	318	58,558,369.74	5.96	184,145.82	7.881	85.82	94.57	625
95.01 - 100.00	1,472	99,875,940.19	10.17	67,850.50	10.190	21.12	99.96	665
Total:	4,911	982,227,716.83	100.00	200,005.64	7.295	73.27	82.00	642

(1) Original Adjusted LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value

Original Combined Loan-to-Value Ratios of the Mortgage Loans(2)

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
10.00 - 25.00	12	712,844.80	0.07	59,403.73	8.932	19.93	19.93	605
25.01 - 30.00	6	879,668.32	0.09	146,611.39	6.724	28.59	28.59	633
30.01 - 35.00	7	921,924.22	0.09	131,703.46	6.890	32.20	32.20	590
35.01 - 40.00	9	1,110,084.06	0.11	123,342.67	6.722	37.42	37.42	612
40.01 - 45.00	16	2,615,135.75	0.27	163,445.98	7.018	42.58	42.58	572
45.01 - 50.00	37	5,996,352.04	0.61	162,063.57	6.674	47.64	47.64	603
50.01 - 55.00	48	10,933,493.96	1.11	227,781.12	6.616	52.90	52.90	614
55.01 - 60.00	47	10,089,152.27	1.03	214,662.81	6.886	57.67	57.67	612
60.01 - 65.00	64	15,406,146.00	1.57	240,721.03	6.841	63.16	63.16	593
65.01 - 70.00	121	30,688,706.00	3.12	253,625.67	7.058	68.59	68.59	586
70.01 - 75.00	162	44,200,680.45	4.50	272,843.71	7.007	73.80	73.80	598
75.01 - 80.00	332	84,959,972.05	8.65	255,903.53	6.896	79.14	79.14	611
80.01 - 85.00	216	54,765,341.58	5.58	253,543.25	6.998	83.95	84.14	606
85.01 - 90.00	410	111,153,445.00	11.32	271,105.96	7.237	86.28	87.91	631
90.01 - 95.00	431	94,250,386.01	9.60	218,678.39	7.550	83.49	88.93	633
95.01 - 100.00	2,993	513,544,384.32	52.28	171,581.82	7.443	68.50	83.83	665
Total:	4,911	982,227,716.83	100.00	200,005.64	7.295	73.27	82.00	642

(2) Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value

Occupancy Status of the Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
Owner Occupied	4,693	943,485,704.19	96.06	201,041.06	7.290	73.10	81.91	640
Second Home	160	27,765,323.21	2.83	173,533.27	7.440	74.35	83.74	700
Investor Property	58	10,976,689.43	1.12	189,253.27	7.385	85.28	85.28	683

Total:	4,911	982,227,716.83	100.00	200,005.64	7.295	73.27	82.00	642

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
Single Family	3,538	699,197,865.39	71.18	197,625.17	7.287	73.30	81.69	638
PUD	639	131,753,912.00	13.41	206,187.66	7.378	73.51	83.05	647
Condominium	451	80,960,423.40	8.24	179,513.13	7.233	72.19	82.77	655
Two to Four Family	283	70,315,516.04	7.16	248,464.72	7.288	73.76	82.27	659
Total:	4,911	982,227,716.83	100.00	200,005.64	7.295	73.27	82.00	642

Purposes of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
Purchase	2,960	539,892,685.47	54.97	182,396.18	7.445	70.84	83.93	662
Cash-Out Refinance	1,831	418,119,566.20	42.57	228,355.85	7.109	76.20	79.59	616
Rate/Term Refinance	120	24,215,465.16	2.47	201,795.54	7.175	76.83	80.75	627
Total:	4,911	982,227,716.83	100.00	200,005.64	7.295	73.27	82.00	642

Documentation Types of the Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
Stated	2,341	496,057,191.69	50.50	211,899.70	7.475	70.96	81.04	655
Full	1,784	314,318,217.79	32.00	176,187.34	7.143	75.90	82.96	624
Limited	786	171,852,307.35	17.50	218,641.61	7.054	75.12	83.01	634
Total:	4,911	982,227,716.83	100.00	200,005.64	7.295	73.27	82.00	642

Geographic Distribution of the Mortgaged Properties of the Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
California	1,820	472,552,811.01	48.11	259,644.40	7.135	72.27	81.57	646
New York	254	62,670,578.68	6.38	246,734.56	7.235	73.18	81.40	652
Maryland	286	58,066,437.08	5.91	203,029.50	7.411	73.95	81.73	634
Florida	290	45,768,606.51	4.66	157,822.78	7.562	74.30	82.36	637
New Jersey	166	37,347,616.13	3.80	224,985.64	7.270	74.45	80.63	632
Virginia	176	35,457,786.82	3.61	201,464.70	7.733	72.76	82.68	636
Illinois	211	31,794,740.92	3.24	150,685.98	7.409	74.79	83.20	640
Massachusetts	148	30,770,115.24	3.13	207,906.18	7.042	73.78	81.37	647
Nevada	156	29,207,909.94	2.97	187,230.19	7.427	71.51	82.12	659
Washington	205	28,596,784.07	2.91	139,496.51	7.301	74.61	84.52	638
Arizona	174	26,363,854.30	2.68	151,516.40	7.545	75.33	83.14	649
Texas	206	19,235,253.68	1.96	93,375.02	7.903	73.25	83.77	633
Connecticut	66	10,749,079.63	1.09	162,864.84	7.498	74.35	82.27	631
Other	753	93,646,142.82	9.53	124,364.07	7.570	75.92	83.13	621
Total:	4,911	982,227,716.83	100.00	200,005.64	7.295	73.27	82.00	642

Gross Margins of the Adjustable-Rate Mortgage Loans

Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
3.393 - 3.500	1	153,177.53	0.02	153,177.53	8.750	90.00	90.00	586
3.501 - 4.000	138	28,320,826.67	3.49	205,223.38	7.123	81.19	81.19	643
4.001 - 4.500	13	3,155,242.22	0.39	242,710.94	6.624	79.56	79.56	667
4.501 - 5.000	20	5,739,483.28	0.71	286,974.16	5.813	74.46	74.46	632
5.001 - 5.500	275	80,905,028.84	9.97	294,200.10	6.387	76.87	76.87	639
5.501 - 6.000	509	148,988,680.85	18.35	292,708.61	6.454	78.63	78.63	645
6.001 - 6.500	786	225,352,818.12	27.76	286,708.42	6.791	79.81	79.81	646
6.501 - 7.000	599	168,354,693.30	20.74	281,059.59	7.110	80.99	80.99	636
7.001 - 7.500	310	80,684,665.70	9.94	260,273.12	7.428	82.46	82.46	634
7.501 - 8.000	258	58,318,527.35	7.18	226,040.80	7.884	83.88	83.88	619
8.001 - 8.500	38	9,025,268.18	1.11	237,507.06	8.136	83.84	83.84	592
8.501 - 9.000	11	2,031,689.79	0.25	184,699.07	8.445	80.37	80.37	568
9.001 - 9.500	2	400,039.50	0.05	200,019.75	8.973	73.89	73.89	602
9.501 - 9.625	1	331,798.50	0.04	331,798.50	7.800	95.00	95.00	662
Total:	2,961	811,761,939.83	100.00	274,151.28	6.922	80.16	80.16	639

Next Adjustment Dates for the Adjustable-Rate Mortgage Loans

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
January 2006 to June 2006	2	617,261.74	0.08	308,630.87	8.109	87.17	87.17	560
July 2006 to December 2006	1	40,418.92	0.00	40,418.92	9.475	75.00	75.00	550
January 2007 to June 2007	2	586,869.23	0.07	293,434.62	5.910	80.00	80.00	688
July 2007 to December 2007	2,721	746,393,760.43	91.95	274,308.62	6.949	80.27	80.27	638
July 2008 to December 2008	129	34,796,255.35	4.29	269,738.41	6.759	78.91	78.91	638
July 2010 to December 2010	84	24,326,490.17	3.00	289,601.07	6.346	79.26	79.26	674
July 2015 to December 2015	22	5,000,883.99	0.62	227,312.91	6.777	76.39	76.39	632

Total:	2,961	811,761,939.83	100.00	274,151.28	6.922	80.16	80.16	639

Maximum Mortgage Rates of the Adjustable-Rate Mortgage Loans

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
11.125 - 11.500	1	102,217.88	0.01	102,217.88	4.625	75.00	75.00	782
11.501 - 12.000	36	11,405,246.42	1.40	316,812.40	5.382	74.68	74.68	678
12.001 - 12.500	287	94,093,794.27	11.59	327,852.94	5.865	78.60	78.60	662
12.501 - 13.000	566	165,362,475.17	20.37	292,159.85	6.332	78.74	78.74	652
13.001 - 13.500	847	241,093,444.29	29.70	284,643.97	6.816	80.41	80.41	643
13.501 - 14.000	490	128,475,632.67	15.83	262,195.17	7.298	80.61	80.61	637
14.001 - 14.500	416	106,091,776.33	13.07	255,028.31	7.761	82.04	82.04	623
14.501 - 15.000	187	40,109,507.15	4.94	214,489.34	8.277	82.22	82.22	596
15.001 - 15.500	97	20,304,827.83	2.50	209,328.12	8.762	82.35	82.35	566
15.501 - 16.000	19	2,972,023.07	0.37	156,422.27	9.198	78.51	78.51	556
16.001 - 16.500	12	1,382,092.42	0.17	115,174.37	9.683	81.45	81.45	522
17.001 - 17.450	3	368,902.33	0.05	122,967.44	8.517	84.19	84.19	557
Total:	2,961	811,761,939.83	100.00	274,151.28	6.922	80.16	80.16	639

Minimum Mortgage Rates of the Adjustable-Rate Mortgage Loans

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
3.625 - 4.000	2	255,413.03	0.03	127,706.52	5.855	78.00	78.00	748
4.001 - 4.500	3	897,131.87	0.11	299,043.96	5.379	70.18	70.18	701
4.501 - 5.000	4	1,045,739.39	0.13	261,434.85	5.815	69.73	69.73	637
5.001 - 5.500	38	11,183,032.69	1.38	294,290.33	5.417	75.13	75.13	673
5.501 - 6.000	288	94,285,839.51	11.61	327,381.39	5.879	78.81	78.81	662
6.001 - 6.500	561	163,909,065.01	20.19	292,173.02	6.329	78.81	78.81	652
6.501 - 7.000	854	242,548,123.84	29.88	284,014.20	6.821	80.30	80.30	642
7.001 - 7.500	483	126,928,273.25	15.64	262,791.46	7.301	80.62	80.62	636
7.501 - 8.000	422	107,934,469.13	13.30	255,768.88	7.766	82.19	82.19	623
8.001 - 8.500	179	38,297,513.51	4.72	213,952.59	8.289	82.12	82.12	596
8.501 - 9.000	95	20,038,180.09	2.47	210,928.21	8.762	82.31	82.31	566
9.001 - 9.500	19	3,038,161.07	0.37	159,903.21	9.252	76.89	76.89	555
9.501 - 10.000	11	1,186,495.11	0.15	107,863.19	9.737	82.92	82.92	526
10.501 - 10.950	2	214,502.33	0.03	107,251.17	10.838	87.21	87.21	516
Total:	2,961	811,761,939.83	100.00	274,151.28	6.922	80.16	80.16	639

Initial Periodic Rate Caps of the Adjustable-Rate Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
1.000	28	5,495,135.46	0.68	196,254.84	7.276	82.50	82.50	595
1.001 - 1.500	35	7,508,877.40	0.93	214,539.35	7.052	80.84	80.84	625
1.501 - 2.000	2	620,549.47	0.08	310,274.74	7.990	89.93	89.93	597
2.001 - 2.500	1	295,465.82	0.04	295,465.82	7.725	90.00	90.00	606
2.501 - 3.000	2,835	780,818,524.86	96.19	275,421.00	6.928	80.14	80.14	639
4.501 - 5.000	59	16,748,114.37	2.06	283,866.35	6.391	79.39	79.39	665
6.001 - 6.500	1	275,272.45	0.03	275,272.45	6.675	84.92	84.92	661
Total:	2,961	811,761,939.83	100.00	274,151.28	6.922	80.16	80.16	639

Subsequent Periodic Rate Caps of the Adjustable-Rate Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
1.000	2,954	809,702,037.18	99.75	274,103.60	6.920	80.18	80.18	639
1.500	1	99,304.80	0.01	99,304.80	6.875	75.00	75.00	641
2.000	6	1,960,597.85	0.24	326,766.31	7.625	72.77	72.77	587
Total:	2,961	811,761,939.83	100.00	274,151.28	6.922	80.16	80.16	639

Credit Scores of the Mortgage Loans

Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
500 - 524	143	31,559,037.30	3.21	220,692.57	8.119	75.08	75.08	514
525 - 549	144	31,510,995.58	3.21	218,826.36	7.687	75.96	76.15	537
550 - 574	255	54,463,449.98	5.54	213,582.16	7.410	80.84	81.14	562
575 - 599	462	89,770,545.99	9.14	194,308.54	7.269	74.90	80.02	589
600 - 624	907	174,289,414.86	17.74	192,160.33	7.316	73.16	81.52	612
625 - 649	878	172,180,216.22	17.53	196,105.03	7.327	72.87	83.31	637
650 - 674	813	162,293,972.25	16.52	199,623.58	7.220	73.07	83.20	661
675 - 699	561	112,201,048.14	11.42	200,001.87	7.189	71.04	83.03	686
700 - 724	339	69,877,498.58	7.11	206,128.31	7.096	70.95	82.94	711
725 - 749	206	39,928,702.84	4.07	193,828.65	7.129	71.06	83.40	735
750 - 774	127	26,902,792.28	2.74	211,833.01	7.168	71.75	83.35	760
775 - 799	65	15,719,478.87	1.60	241,838.14	7.055	70.86	82.92	787
800 - 821	11	1,530,563.94	0.16	139,142.18	7.617	72.13	85.69	805
Total:	4,911	982,227,716.83	100.00	200,005.64	7.295	73.27	82.00	642

Product Type of the Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
2/28 Hybrid	1,507	381,118,569.95	38.80	252,898.85	6.980	80.60	80.60	644
2/28 Hybrid 40/30 Balloon	1,216	365,862,059.71	37.25	300,873.40	6.915	79.92	79.92	632
Fixed 30/15 Balloon	1,580	106,533,745.89	10.85	67,426.42	10.258	19.63	99.39	664
Fixed 30 Year	228	43,022,773.21	4.38	188,696.37	7.035	76.53	76.53	640
3/27 Hybrid	86	20,585,523.73	2.10	239,366.56	6.754	79.31	79.31	633
5/25 Hybrid	63	17,891,520.79	1.82	283,992.39	6.331	80.60	80.60	674
Fixed 40/30 Balloon	65	15,398,003.73	1.57	236,892.37	6.995	77.04	77.04	641
3/27 Hybrid 40/30 Balloon	43	14,210,731.62	1.45	330,482.13	6.766	78.33	78.33	646
5/25 Hybrid 40/30 Balloon	21	6,434,969.38	0.66	306,427.11	6.387	75.55	75.55	674
10/20 Hybrid	22	5,000,883.99	0.51	227,312.91	6.777	76.39	76.39	632
Fixed 15 Year	48	3,741,157.20	0.38	77,940.78	7.565	59.58	72.39	648
Fixed 20 Year	23	1,450,034.09	0.15	63,044.96	8.539	53.81	74.49	641
Six-Month LIBOR ARM	2	617,261.74	0.06	308,630.87	8.109	87.17	87.17	560
Fixed 10 Year	5	191,419.03	0.02	38,283.81	8.009	69.81	81.47	644
Fixed 25 Year	1	128,643.85	0.01	128,643.85	7.975	95.00	95.00	652
1/29 Hybrid	1	40,418.92	0.00	40,418.92	9.475	75.00	75.00	550
Total:	4,911	982,227,716.83	100.00	200,005.64	7.295	73.27	82.00	642

Interest-Only Terms of the Mortgage Loans

IO Terms (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
24	1	636,000.00	0.06	636,000.00	6.775	80.00	80.00	666
60	504	161,845,805.32	16.48	321,122.63	6.532	81.02	81.02	671
120	22	6,145,339.72	0.63	279,333.62	6.544	80.95	80.95	681
None	4,384	813,600,571.79	82.83	185,584.07	7.453	71.66	82.21	636
Total:	4,911	982,227,716.83	100.00	200,005.64	7.295	73.27	82.00	642

Lien Type on the Mortgage Loans

Lien Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
First Lien	3,300	874,558,509.56	89.04	265,017.73	6.930	79.87	79.87	639
Second Lien	1,611	107,669,207.27	10.96	66,833.77	10.264	19.63	99.30	664
Total:	4,911	982,227,716.83	100.00	200,005.64	7.295	73.27	82.00	642

Seasoning of the Mortgage Loans

Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
2 to 6	4,901	980,370,191.89	99.81	200,034.73	7.295	73.27	82.01	642
7 to 11	10	1,857,524.94	0.19	185,752.49	7.264	70.27	78.16	638
Total:	4,911	982,227,716.83	100.00	200,005.64	7.295	73.27	82.00	642

Prepayment Penalty Status on the Mortgage Loans

Prepayment Penalty Status	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
Has Prepayment Penalty	3,017	632,455,003.05	64.39	209,630.43	7.148	73.99	81.69	640
Has No Prepayment Penalty	1,894	349,772,713.78	35.61	184,674.08	7.560	71.96	82.57	645
Total:	4,911	982,227,716.83	100.00	200,005.64	7.295	73.27	82.00	642

Prepayment Penalty Terms of the Mortgage Loans

Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
1 - 12	137	32,513,357.83	3.31	237,323.78	7.294	74.43	82.29	654
13 - 24	2,576	541,313,941.64	55.11	210,137.40	7.170	73.81	82.09	639
25 - 36	304	58,627,703.58	5.97	192,854.29	6.870	75.41	77.60	642
None	1,894	349,772,713.78	35.61	184,674.08	7.560	71.96	82.57	645
Total:	4,911	982,227,716.83	100.00	200,005.64	7.295	73.27	82.00	642

Debt-to Income Ratio of the Mortgage Loans

Debt-to-Income (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
0.01 - 25.00	240	39,219,469.18	3.99	163,414.45	7.285	74.44	81.97	639
25.01 - 30.00	283	48,394,309.78	4.93	171,004.63	7.282	73.66	80.85	635
30.01 - 35.00	459	86,091,874.35	8.76	187,564.00	7.212	73.35	80.30	638
35.01 - 40.00	836	159,437,181.03	16.23	190,714.33	7.276	72.64	81.87	646
40.01 - 45.00	1,260	264,833,769.15	26.96	210,185.53	7.280	72.65	81.79	646
45.01 - 50.00	1,407	298,148,918.50	30.35	211,903.99	7.400	73.15	82.68	640
50.01 - 55.00	377	74,204,421.80	7.55	196,828.71	7.151	76.15	82.87	631
55.01 - 60.00	49	11,897,773.04	1.21	242,811.69	6.818	74.46	83.17	661
Total:	4,911	982,227,716.83	100.00	200,005.64	7.295	73.27	82.00	642

Index of the Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
Six-Month LIBOR	2,961	811,761,939.83	82.64	274,151.28	6.922	80.16	80.16	639
Fixed Rate	1,950	170,465,777.00	17.36	87,418.35	9.072	40.46	90.78	655
Total:	4,911	982,227,716.83	100.00	200,005.64	7.295	73.27	82.00	642

Group I Collateral: Summary

Statistics for the Mortgage Loans listed below are based on Cut-Off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$372,965,586.59
Number of Mortgage Loans	2,489
Average Scheduled Principal Balance:	$149,845.56	$9,951.58	$560,596.20
Weighted Average Gross Coupon:	7.333%	4.625%	12.875%
Weighted Average Original Credit Score:	623	500	821
Weighted Average Original Loan-To-Value Ratio(1):	73.05%	10.00%	100.00%
Weighted Average Original Adjusted LTV Ratio(2):	80.31%	10.00%	100.00%
Weighted Average Combined LTV Ratio(3):	85.62%	10.00%	100.00%
Weighted Average Stated Remaining Term:	338 Months	116 Months	358 Months
Weighted Average Original Term:	342 Months	120 Months	360 Months
Weighted Average Roll Term:	24 Months	3 Months	117 Months
Weighted Average Gross Margin:	6.323%	3.393%	9.625%
Weighted Average Initial Periodic Rate Cap:	3.008%	1.000%	6.500%
Weighted Average Subsequent Periodic Rate Cap:	1.004%	1.000%	2.000%
Weighted Average Gross Maximum Lifetime Rate:	13.526%	11.125%	17.450%
Weighted Average Gross Minimum Lifetime Rate:	7.011%	3.625%	10.950%
Weighted Average Seasoning:	3 Months	2 Months	11 Months
Weighted Average Origination Date:	September 18, 2005	January 25, 2005	October 17, 2005
Weighted Average First Adjustment Date:	December 30, 2007	April 1, 2006	October 1, 2015
Weighted Average Next Adjustment Date:	December 30, 2007	April 1, 2006	October 1, 2015
Percent Interest Only Loans:	11.98%
Percent Second Liens:	9.17%
Percent of First Lien with Silent Seconds:	30.91%
Weighted Average Debt-To-Income Ratio:	41.36%		59.46%

(1) Original LTV = Principal Balance at Origination / property value, without regard to any other lien

(2) Original Adjusted LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value

(3) Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value

Principal Balances of the Group I Mortgage Loans at Origination

Range ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
10,000.00 - 25,000.00	112	2,189,348.40	0.59	19,547.75	10.325	19.98	97.75	644
25,000.01 - 50,000.00	332	12,308,688.91	3.30	37,074.36	10.047	24.76	95.55	651
50,000.01 - 75,000.00	255	16,010,865.41	4.29	62,787.71	9.115	45.09	88.68	642
75,000.01 - 100,000.00	205	18,148,148.26	4.87	88,527.55	8.250	62.16	83.10	620
100,000.01 - 125,000.00	225	25,327,665.51	6.79	112,567.40	7.556	70.74	81.25	628
125,000.01 - 150,000.00	238	32,944,470.59	8.83	138,422.15	7.312	74.25	79.56	626
150,000.01 - 175,000.00	186	30,198,927.43	8.10	162,359.82	7.186	75.82	78.39	629
175,000.01 - 200,000.00	201	37,663,069.27	10.10	187,378.45	7.148	76.95	78.39	617
200,000.01 - 225,000.00	156	33,189,164.11	8.90	212,751.05	7.221	78.43	78.93	610
225,000.01 - 250,000.00	154	36,684,910.16	9.84	238,213.70	6.900	77.26	77.26	618
250,000.01 - 275,000.00	130	34,070,510.88	9.14	262,080.85	6.907	79.06	79.06	621
275,000.01 - 300,000.00	106	30,491,777.36	8.18	287,658.28	6.780	79.98	79.98	621
300,000.01 - 359,650.00	172	56,242,018.12	15.08	326,988.48	6.918	79.15	79.15	621
359,650.01 - 500,000.00	14	5,842,351.56	1.57	417,310.83	6.751	80.31	80.31	644
500,000.01 - 562,000.00	3	1,653,670.62	0.44	551,223.54	6.733	78.17	78.17	660
Total:	2,489	372,965,586.59	100.00	149,845.56	7.333	73.05	80.31	623

Principal Balances of the Group I Mortgage Loans as of the Cut-off Date

Range ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
9,951.58 - 25,000.00	115	2,247,030.44	0.60	19,539.40	10.288	19.98	97.81	646
25,000.01 - 50,000.00	329	12,251,006.87	3.28	37,237.10	10.052	24.78	95.53	651
50,000.01 - 75,000.00	255	16,010,865.41	4.29	62,787.71	9.115	45.09	88.68	642
75,000.01 - 100,000.00	206	18,246,754.39	4.89	88,576.48	8.246	62.25	83.09	621
100,000.01 - 125,000.00	225	25,354,018.21	6.80	112,684.53	7.560	70.75	81.25	628
125,000.01 - 150,000.00	238	32,968,821.15	8.84	138,524.46	7.310	74.32	79.63	626
150,000.01 - 175,000.00	190	30,923,881.73	8.29	162,757.27	7.185	76.04	78.55	629
175,000.01 - 200,000.00	196	36,788,805.58	9.86	187,697.99	7.146	76.72	78.20	616
200,000.01 - 225,000.00	159	33,863,931.54	9.08	212,980.70	7.212	78.62	79.12	609
225,000.01 - 250,000.00	151	36,010,142.73	9.66	238,477.77	6.902	77.05	77.05	618
250,000.01 - 275,000.00	130	34,070,510.88	9.14	262,080.85	6.907	79.06	79.06	621
275,000.01 - 300,000.00	107	30,791,616.58	8.26	287,772.12	6.795	79.98	79.98	622
300,000.01 - 359,650.00	172	56,301,759.20	15.10	327,335.81	6.911	79.16	79.16	620
359,650.01 - 500,000.00	13	5,482,771.26	1.47	421,751.64	6.738	80.34	80.34	648
500,000.01 - 560,596.20	3	1,653,670.62	0.44	551,223.54	6.733	78.17	78.17	660
Total:	2,489	372,965,586.59	100.00	149,845.56	7.333	73.05	80.31	623

Mortgage Rates of the Group I Mortgage Loans as of the Cut-off Date

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
4.625 - 4.999	1	102,217.88	0.03	102,217.88	4.625	75.00	75.00	782
5.000 - 5.499	15	3,500,991.74	0.94	233,399.45	5.360	72.42	72.42	658
5.500 - 5.999	141	31,326,042.04	8.40	222,170.51	5.848	75.51	75.51	652
6.000 - 6.499	253	52,772,619.35	14.15	208,587.43	6.267	76.57	76.57	639
6.500 - 6.999	539	103,386,297.80	27.72	191,811.31	6.780	77.61	77.61	626
7.000 - 7.499	290	54,236,153.34	14.54	187,021.22	7.255	78.93	78.93	621
7.500 - 7.999	322	53,795,326.65	14.42	167,066.23	7.733	80.79	81.51	602
8.000 - 8.499	165	20,221,006.93	5.42	122,551.56	8.231	76.26	83.03	593
8.500 - 8.999	164	20,364,405.53	5.46	124,173.20	8.706	71.35	84.59	586
9.000 - 9.499	36	3,467,528.59	0.93	96,320.24	9.180	63.36	86.89	590
9.500 - 9.999	186	9,748,006.28	2.61	52,408.64	9.809	31.08	95.73	641
10.000 - 10.499	41	2,561,459.71	0.69	62,474.63	10.243	19.86	97.71	655
10.500 - 10.999	192	10,600,492.65	2.84	55,210.90	10.745	21.43	97.63	644
11.000 - 11.499	66	3,538,320.04	0.95	53,610.91	11.209	19.46	99.46	637
11.500 - 11.999	46	1,931,732.80	0.52	41,994.19	11.764	18.92	97.80	640
12.000 - 12.499	15	636,623.82	0.17	42,441.59	12.228	17.16	96.25	632
12.500 - 12.875	17	776,361.44	0.21	45,668.32	12.705	17.59	94.24	620
Total:	2,489	372,965,586.59	100.00	149,845.56	7.333	73.05	80.31	623

Original Terms to Stated Maturity of the Group I Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
120	5	191,419.03	0.05	38,283.81	8.009	69.81	81.47	644
180	683	36,798,411.09	9.87	53,877.62	9.983	23.45	96.20	657
240	23	1,450,034.09	0.39	63,044.96	8.539	53.81	74.49	641
300	2	268,097.21	0.07	134,048.61	7.312	87.20	87.20	603
360	1,776	334,257,625.17	89.62	188,208.12	7.036	78.58	78.58	619
Total:	2,489	372,965,586.59	100.00	149,845.56	7.333	73.05	80.31	623

Remaining Terms to Stated Maturity of the Group I Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
116 - 120	5	191,419.03	0.05	38,283.81	8.009	69.81	81.47	644
121 - 180	683	36,798,411.09	9.87	53,877.62	9.983	23.45	96.20	657
181 - 240	23	1,450,034.09	0.39	63,044.96	8.539	53.81	74.49	641
241 - 300	2	268,097.21	0.07	134,048.61	7.312	87.20	87.20	603
301 - 358	1,776	334,257,625.17	89.62	188,208.12	7.036	78.58	78.58	619
Total:	2,489	372,965,586.59	100.00	149,845.56	7.333	73.05	80.31	623

Original Adjusted Loan-to-Value Ratios of the Group I Mortgage Loans(1)

Original Adjusted Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
10.00 - 25.00	12	712,844.80	0.19	59,403.73	8.932	19.93	19.93	605
25.01 - 30.00	5	511,874.19	0.14	102,374.84	7.568	27.75	27.75	588
30.01 - 35.00	7	921,924.22	0.25	131,703.46	6.890	32.20	32.20	590
35.01 - 40.00	8	725,696.95	0.19	90,712.12	6.641	37.34	37.34	611
40.01 - 45.00	16	2,615,135.75	0.70	163,445.98	7.018	42.58	42.58	572
45.01 - 50.00	34	5,641,274.69	1.51	165,919.84	6.663	47.55	47.55	605
50.01 - 55.00	43	8,198,695.71	2.20	190,667.34	6.681	52.88	52.88	608
55.01 - 60.00	41	7,597,253.44	2.04	185,298.86	6.836	57.63	57.63	612
60.01 - 65.00	54	11,210,258.41	3.01	207,597.38	6.792	62.79	62.79	588
65.01 - 70.00	97	20,319,592.72	5.45	209,480.34	7.007	68.49	68.49	592
70.01 - 75.00	141	28,189,943.75	7.56	199,928.68	7.016	73.76	73.76	595
75.01 - 80.00	829	150,697,124.68	40.41	181,781.82	6.897	79.65	79.65	637
80.01 - 85.00	170	32,032,508.20	8.59	188,426.52	7.165	83.95	84.27	597
85.01 - 90.00	247	44,227,055.92	11.86	179,056.91	7.424	86.90	89.50	623
90.01 - 95.00	196	28,702,923.07	7.70	146,443.49	7.918	87.30	94.69	622
95.01 - 100.00	589	30,661,480.09	8.22	52,056.84	10.115	22.55	99.90	660
Total:	2,489	372,965,586.59	100.00	149,845.56	7.333	73.05	80.31	623

(1) Original Adjusted LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value

Original Combined Loan-to-Value Ratios of the Group I Mortgage Loans(2)

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
10.00 - 25.00	12	712,844.80	0.19	59,403.73	8.932	19.93	19.93	605
25.01 - 30.00	5	511,874.19	0.14	102,374.84	7.568	27.75	27.75	588
30.01 - 35.00	7	921,924.22	0.25	131,703.46	6.890	32.20	32.20	590
35.01 - 40.00	8	725,696.95	0.19	90,712.12	6.641	37.34	37.34	611
40.01 - 45.00	16	2,615,135.75	0.70	163,445.98	7.018	42.58	42.58	572
45.01 - 50.00	34	5,641,274.69	1.51	165,919.84	6.663	47.55	47.55	605
50.01 - 55.00	43	8,198,695.71	2.20	190,667.34	6.681	52.88	52.88	608
55.01 - 60.00	41	7,597,253.44	2.04	185,298.86	6.836	57.63	57.63	612
60.01 - 65.00	54	11,210,258.41	3.01	207,597.38	6.792	62.79	62.79	588
65.01 - 70.00	96	20,114,219.89	5.39	209,523.12	7.012	68.51	68.51	592
70.01 - 75.00	125	26,730,443.86	7.17	213,843.55	7.011	73.72	73.72	592
75.01 - 80.00	244	48,581,833.23	13.03	199,105.87	7.105	79.00	79.00	602
80.01 - 85.00	168	31,958,635.92	8.57	190,229.98	7.159	83.90	84.22	597
85.01 - 90.00	267	49,262,930.77	13.21	184,505.36	7.408	86.00	88.33	626
90.01 - 95.00	242	38,357,969.71	10.28	158,504.01	7.640	85.43	90.97	627
95.01 - 100.00	1,127	119,824,595.05	32.13	106,321.73	7.631	65.29	85.08	657
Total:	2,489	372,965,586.59	100.00	149,845.56	7.333	73.05	80.31	623

(2) Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value

Occupancy Status of the Group I Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
Owner Occupied	2,294	345,275,512.50	92.58	150,512.43	7.310	72.81	79.91	618
Second Home	143	19,233,543.29	5.16	134,500.30	7.664	72.04	85.60	697
Investor Property	52	8,456,530.80	2.27	162,625.59	7.507	84.79	84.79	680
Total:	2,489	372,965,586.59	100.00	149,845.56	7.333	73.05	80.31	623

Property Types of the Group I Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
Single Family	1,867	272,808,126.66	73.15	146,121.12	7.342	73.12	79.91	618
PUD	296	45,859,482.99	12.30	154,930.69	7.479	73.28	82.51	636
Condominium	215	31,162,949.35	8.36	144,943.95	7.169	71.47	81.57	644
Two to Four Family	111	23,135,027.59	6.20	208,423.67	7.153	73.87	78.94	637
Total:	2,489	372,965,586.59	100.00	149,845.56	7.333	73.05	80.31	623

Purposes of the Group I Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
Cash-Out Refinance	1,506	263,130,467.56	70.55	174,721.43	7.239	73.27	78.56	610
Purchase	880	93,658,400.88	25.11	106,430.00	7.615	71.88	84.94	658
Rate/Term Refinance	103	16,176,718.15	4.34	157,055.52	7.230	76.17	82.05	630
Total:	2,489	372,965,586.59	100.00	149,845.56	7.333	73.05	80.31	623

Documentation Types of the Group I Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
Full	1,166	164,245,632.65	44.04	140,862.46	7.253	75.84	81.77	612
Stated	915	147,099,669.17	39.44	160,764.67	7.443	68.94	77.70	638
Limited	408	61,620,284.77	16.52	151,030.11	7.286	75.40	82.68	619
Total:	2,489	372,965,586.59	100.00	149,845.56	7.333	73.05	80.31	623

Geographic Distribution of the Mortgaged Properties of the Group I Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
California	523	105,338,619.27	28.24	201,412.27	7.113	67.92	76.45	618
Maryland	181	30,431,003.74	8.16	168,127.09	7.386	74.62	81.48	625
Florida	166	22,988,350.31	6.16	138,484.04	7.441	75.25	81.41	625
Illinois	145	19,141,126.78	5.13	132,007.77	7.402	75.83	83.07	626
Washington	138	18,419,740.11	4.94	133,476.38	7.214	76.02	84.33	627
Arizona	125	18,026,148.25	4.83	144,209.19	7.489	76.68	83.17	641
New York	96	17,570,252.37	4.71	183,023.46	7.150	71.14	76.42	621
Massachusetts	89	17,300,139.33	4.64	194,383.59	6.951	73.97	79.49	625
New Jersey	85	16,729,356.76	4.49	196,815.96	7.033	74.95	78.62	621
Virginia	91	13,521,183.86	3.63	148,584.44	7.768	74.56	82.86	633
Nevada	81	12,023,290.84	3.22	148,435.69	7.610	70.24	81.80	653
Texas	125	9,052,701.92	2.43	72,421.62	7.938	75.28	83.22	622
Connecticut	54	7,938,949.46	2.13	147,017.58	7.355	74.60	81.77	627
Colorado	46	5,790,203.29	1.55	125,873.98	7.099	75.10	83.79	633
Georgia	51	5,265,277.44	1.41	103,240.73	8.049	76.66	86.94	624
District of Columbia	27	5,069,985.91	1.36	187,777.26	7.441	65.94	69.43	590
Pennsylvania	50	4,450,335.87	1.19	89,006.72	8.024	76.75	85.38	607
Other	416	43,908,921.08	11.77	105,550.29	7.584	78.12	84.09	618
Total:	2,489	372,965,586.59	100.00	149,845.56	7.333	73.05	80.31	623

Gross Margins of the Adjustable-Rate Group I Mortgage Loans

Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
3.393 - 3.500	1	153,177.53	0.05	153,177.53	8.750	90.00	90.00	586
3.501 - 4.000	99	17,057,433.53	5.70	172,297.31	7.099	81.89	81.89	625
4.001 - 4.500	7	1,641,076.99	0.55	234,439.57	6.583	78.43	78.43	653
4.501 - 5.000	14	3,193,229.49	1.07	228,087.82	5.861	71.52	71.52	647
5.001 - 5.500	143	31,412,234.09	10.50	219,665.97	6.442	74.03	74.03	622
5.501 - 6.000	255	52,359,618.53	17.50	205,331.84	6.520	76.05	76.05	626
6.001 - 6.500	359	72,337,940.63	24.18	201,498.44	6.891	77.49	77.49	622
6.501 - 7.000	306	59,390,617.30	19.86	194,086.98	7.196	80.65	80.65	613
7.001 - 7.500	161	28,199,660.58	9.43	175,153.17	7.555	82.37	82.37	615
7.501 - 8.000	166	26,645,374.77	8.91	160,514.31	7.935	84.14	84.14	597
8.001 - 8.500	26	5,015,207.81	1.68	192,892.61	8.155	86.60	86.60	602
8.501 - 9.000	9	1,141,906.73	0.38	126,878.53	8.497	90.09	90.09	611
9.001 - 9.500	1	236,530.62	0.08	236,530.62	9.525	69.67	69.67	582
9.501 - 9.625	1	331,798.50	0.11	331,798.50	7.800	95.00	95.00	662
Total:	1,548	299,115,807.10	100.00	193,227.27	7.026	78.97	78.97	618

Next Adjustment Dates for the Adjustable-Rate Group I Mortgage Loans

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
January 2006 to June 2006	1	143,680.67	0.05	143,680.67	8.500	77.84	77.84	514
July 2006 to December 2006	1	40,418.92	0.01	40,418.92	9.475	75.00	75.00	550
July 2007 to December 2007	1,379	264,004,473.00	88.26	191,446.32	7.063	79.04	79.04	616
July 2008 to December 2008	93	19,483,874.64	6.51	209,504.03	6.877	78.81	78.81	624
July 2010 to December 2010	58	12,331,935.90	4.12	212,619.58	6.490	78.85	78.85	662
July 2015 to December 2015	16	3,111,423.97	1.04	194,464.00	6.782	74.70	74.70	625
Total:	1,548	299,115,807.10	100.00	193,227.27	7.026	78.97	78.97	618

Maximum Mortgage Rates of the Adjustable-Rate Group I Mortgage Loans

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
11.125 - 11.500	1	102,217.88	0.03	102,217.88	4.625	75.00	75.00	782
11.501 - 12.000	19	4,579,705.87	1.53	241,037.15	5.402	72.42	72.42	660
12.001 - 12.500	135	30,314,521.41	10.13	224,552.01	5.875	75.11	75.11	649
12.501 - 13.000	271	57,218,070.54	19.13	211,136.79	6.332	76.80	76.80	634
13.001 - 13.500	400	78,945,181.25	26.39	197,362.95	6.825	78.85	78.85	624
13.501 - 14.000	263	50,867,939.51	17.01	193,414.22	7.302	79.76	79.76	617
14.001 - 14.500	239	42,379,112.73	14.17	177,318.46	7.761	81.89	81.89	600
14.501 - 15.000	123	19,620,352.77	6.56	159,515.06	8.285	82.44	82.44	579
15.001 - 15.500	69	11,583,734.61	3.87	167,880.21	8.738	82.33	82.33	563
15.501 - 16.000	14	1,814,593.70	0.61	129,613.84	9.321	81.68	81.68	553
16.001 - 16.500	11	1,321,474.50	0.44	120,134.05	9.690	80.83	80.83	523
17.001 - 17.450	3	368,902.33	0.12	122,967.44	8.517	84.19	84.19	557
Total:	1,548	299,115,807.10	100.00	193,227.27	7.026	78.97	78.97	618

Minimum Mortgage Rates of the Adjustable-Rate Group I Mortgage Loans

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
3.625 - 4.000	2	255,413.03	0.09	127,706.52	5.855	78.00	78.00	748
4.001 - 4.500	2	476,131.87	0.16	238,065.94	5.427	66.34	66.34	625
4.501 - 5.000	2	265,399.96	0.09	132,699.98	5.754	68.95	68.95	668
5.001 - 5.500	22	4,778,492.14	1.60	217,204.19	5.477	73.55	73.55	661
5.501 - 6.000	135	30,352,393.13	10.15	224,832.54	5.886	75.33	75.33	649
6.001 - 6.500	267	56,349,192.16	18.84	211,045.66	6.322	76.94	76.94	633
6.501 - 7.000	407	80,497,466.28	26.91	197,782.47	6.840	78.64	78.64	624
7.001 - 7.500	258	49,739,467.85	16.63	192,788.64	7.309	79.69	79.69	616
7.501 - 8.000	241	42,810,952.70	14.31	177,638.81	7.775	82.42	82.42	600
8.001 - 8.500	119	19,052,699.89	6.37	160,106.72	8.287	82.10	82.10	580
8.501 - 9.000	66	11,146,694.25	3.73	168,889.31	8.738	82.06	82.06	563
9.001 - 9.500	15	2,051,124.32	0.69	136,741.62	9.345	80.29	80.29	557
9.501 - 10.000	10	1,125,877.19	0.38	112,587.72	9.749	82.26	82.26	526
10.501 - 10.950	2	214,502.33	0.07	107,251.17	10.838	87.21	87.21	516
Total:	1,548	299,115,807.10	100.00	193,227.27	7.026	78.97	78.97	618

Initial Periodic Rate Caps of the Adjustable-Rate Group I Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
1.000	23	3,918,895.81	1.31	170,386.77	7.260	80.79	80.79	596
1.001 - 1.500	28	4,624,685.31	1.55	165,167.33	7.127	81.05	81.05	622
1.501 - 2.000	2	620,549.47	0.21	310,274.74	7.990	89.93	89.93	597
2.001 - 2.500	1	295,465.82	0.10	295,465.82	7.725	90.00	90.00	606
2.501 - 3.000	1,453	280,856,946.82	93.90	193,294.53	7.034	78.87	78.87	617
4.501 - 5.000	40	8,523,991.42	2.85	213,099.79	6.506	78.86	78.86	660
6.001 - 6.500	1	275,272.45	0.09	275,272.45	6.675	84.92	84.92	661
Total:	1,548	299,115,807.10	100.00	193,227.27	7.026	78.97	78.97	618

Subsequent Periodic Rate Caps of the Adjustable-Rate Group I Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
1.000	1,542	297,768,404.45	99.55	193,105.32	7.023	79.00	79.00	618
1.500	1	99,304.80	0.03	99,304.80	6.875	75.00	75.00	641
2.000	5	1,248,097.85	0.42	249,619.57	7.617	71.50	71.50	565
Total:	1,548	299,115,807.10	100.00	193,227.27	7.026	78.97	78.97	618

Credit Scores of the Group I Mortgage Loans

Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
500 - 524	115	21,428,944.37	5.75	186,338.65	8.115	75.42	75.42	513
525 - 549	112	21,015,199.52	5.63	187,635.71	7.622	73.04	73.04	537
550 - 574	199	34,628,897.10	9.28	174,014.56	7.442	78.73	78.95	561
575 - 599	295	46,423,099.18	12.45	157,366.44	7.233	74.38	77.90	589
600 - 624	488	70,722,422.02	18.96	144,923.00	7.243	72.66	80.33	612
625 - 649	421	60,070,853.57	16.11	142,686.11	7.299	72.67	82.39	637
650 - 674	353	50,959,825.44	13.66	144,362.11	7.181	71.59	82.86	661
675 - 699	223	30,736,421.84	8.24	137,831.49	7.273	70.16	81.97	685
700 - 724	125	17,276,298.75	4.63	138,210.39	7.227	69.81	83.53	712
725 - 749	87	10,628,066.02	2.85	122,161.68	7.286	71.30	82.50	735
750 - 774	46	5,589,568.22	1.50	121,512.35	7.219	70.25	83.45	757
775 - 799	19	2,764,451.47	0.74	145,497.45	6.916	70.85	82.76	786
800 - 821	6	721,539.09	0.19	120,256.52	7.601	72.66	88.95	810
Total:	2,489	372,965,586.59	100.00	149,845.56	7.333	73.05	80.31	623

Product Type of the Group I Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
2/28 Hybrid	837	151,112,766.62	40.52	180,540.94	7.120	79.98	79.98	621
2/28 Hybrid 40/30 Balloon	542	112,891,706.38	30.27	208,287.28	6.987	77.77	77.77	608
Fixed 30/15 Balloon	637	33,215,558.43	8.91	52,143.73	10.264	19.38	98.90	658
Fixed 30 Year	183	27,468,457.48	7.36	150,100.86	7.118	75.53	75.53	631
3/27 Hybrid	66	13,413,540.49	3.60	203,235.46	6.849	78.58	78.58	627
5/25 Hybrid	45	9,806,663.94	2.63	217,925.87	6.517	81.21	81.21	664
Fixed 40/30 Balloon	46	7,812,813.95	2.09	169,843.78	7.127	74.54	74.54	626
3/27 Hybrid 40/30 Balloon	27	6,070,334.15	1.63	224,827.19	6.938	79.31	79.31	617
Fixed 15 Year	46	3,582,852.66	0.96	77,888.10	7.383	61.15	71.17	649
10/20 Hybrid	16	3,111,423.97	0.83	194,464.00	6.782	74.70	74.70	625
5/25 Hybrid 40/30 Balloon	13	2,525,271.96	0.68	194,251.69	6.387	69.70	69.70	652
Fixed 20 Year	23	1,450,034.09	0.39	63,044.96	8.539	53.81	74.49	641
Fixed 10 Year	5	191,419.03	0.05	38,283.81	8.009	69.81	81.47	644
Six-Month LIBOR ARM	1	143,680.67	0.04	143,680.67	8.500	77.84	77.84	514
Fixed 25 Year	1	128,643.85	0.03	128,643.85	7.975	95.00	95.00	652
1/29 Hybrid	1	40,418.92	0.01	40,418.92	9.475	75.00	75.00	550
Total:	2,489	372,965,586.59	100.00	149,845.56	7.333	73.05	80.31	623

Interest-Only Terms of the Group I Mortgage Loans

IO Terms (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
60	192	42,477,576.74	11.39	221,237.38	6.524	81.53	81.53	656
120	11	2,218,532.17	0.59	201,684.74	6.806	80.49	80.49	665
None	2,286	328,269,477.68	88.02	143,599.95	7.441	71.90	80.15	619
Total:	2,489	372,965,586.59	100.00	149,845.56	7.333	73.05	80.31	623

Lien Type on the Group I Mortgage Loans

Lien Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
First Lien	1,823	338,772,871.32	90.83	185,832.62	7.036	78.46	78.46	620
Second Lien	666	34,192,715.27	9.17	51,340.41	10.274	19.37	98.61	658
Total:	2,489	372,965,586.59	100.00	149,845.56	7.333	73.05	80.31	623

Seasoning of the Group I Mortgage Loans

Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
2 to 6	2,484	372,344,187.36	99.83	149,897.02	7.334	73.04	80.31	623
7 to 11	5	621,399.23	0.17	124,279.85	7.018	75.29	80.03	679
Total:	2,489	372,965,586.59	100.00	149,845.56	7.333	73.05	80.31	623

Prepayment Penalty Status on the Group I Mortgage Loans

Prepayment Penalty Status	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
Has Prepayment Penalty	1,443	224,927,923.34	60.31	155,875.21	7.237	73.60	79.48	621
Has No Prepayment Penalty	1,046	148,037,663.25	39.69	141,527.40	7.478	72.21	81.58	627
Total:	2,489	372,965,586.59	100.00	149,845.56	7.333	73.05	80.31	623

Prepayment Penalty Terms of the Group I Mortgage Loans

Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
1 - 12	55	8,844,741.34	2.37	160,813.48	7.416	73.08	78.72	622
13 - 24	1,162	181,677,608.42	48.71	156,349.06	7.271	73.40	80.17	618
25 - 36	226	34,405,573.58	9.22	152,237.05	7.014	74.78	76.01	633
None	1,046	148,037,663.25	39.69	141,527.40	7.478	72.21	81.58	627
Total:	2,489	372,965,586.59	100.00	149,845.56	7.333	73.05	80.31	623

Debt-to Income Ratio of the Group I Mortgage Loans

Debt-to-Income (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
0.01 - 25.00	135	17,759,334.09	4.76	131,550.62	7.469	75.04	80.44	621
25.01 - 30.00	167	23,834,148.03	6.39	142,719.45	7.245	73.70	78.00	613
30.01 - 35.00	251	37,118,151.80	9.95	147,881.08	7.222	72.56	77.56	626
35.01 - 40.00	390	56,852,625.53	15.24	145,775.96	7.312	72.87	79.58	624
40.01 - 45.00	612	93,616,055.94	25.10	152,967.41	7.297	72.55	80.33	626
45.01 - 50.00	680	105,800,620.48	28.37	155,589.15	7.472	72.08	81.42	621
50.01 - 55.00	238	35,563,139.92	9.54	149,424.96	7.181	76.64	82.21	622
55.01 - 59.46	16	2,421,510.80	0.65	151,344.43	6.918	72.50	84.55	640
Total:	2,489	372,965,586.59	100.00	149,845.56	7.333	73.05	80.31	623

Index of the Group I Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
Six-Month LIBOR	1,548	299,115,807.10	80.20	193,227.27	7.026	78.97	78.97	618
Fixed Rate	941	73,849,779.49	19.80	78,480.11	8.578	49.07	85.76	644
Total:	2,489	372,965,586.59	100.00	149,845.56	7.333	73.05	80.31	623

Group II Collateral: Summary

Statistics for the Mortgage Loans listed below are based on Cut-Off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$609,262,130.24
Number of Mortgage Loans	2,422
Average Scheduled Principal Balance:	$251,553.32	$14,888.09	$948,907.86
Weighted Average Gross Coupon:	7.272%	5.175%	12.875%
Weighted Average Original Credit Score:	653	500	802
Weighted Average Original Loan-To-Value Ratio(1):	73.41%	10.00%	100.00%
Weighted Average Original Adjusted LTV Ratio(2):	83.04%	29.76%	100.00%
Weighted Average Combined LTV Ratio(3):	94.59%	29.76%	100.00%
Weighted Average Stated Remaining Term:	335 Months	172 Months	358 Months
Weighted Average Original Term:	338 Months	180 Months	360 Months
Weighted Average Roll Term:	22 Months	1 Month	117 Months
Weighted Average Gross Margin:	6.376%	3.559%	9.125%
Weighted Average Initial Periodic Rate Cap:	3.017%	1.000%	5.000%
Weighted Average Subsequent Periodic Rate Cap:	1.001%	1.000%	2.000%
Weighted Average Gross Maximum Lifetime Rate:	13.361%	11.675%	16.025%
Weighted Average Gross Minimum Lifetime Rate:	6.856%	4.325%	9.525%
Weighted Average Seasoning:	3 Months	2 Months	8 Months
Weighted Average Origination Date:	September 16, 2005	May 13, 2005	October 17, 2005
Weighted Average First Adjustment Date:	November 6, 2007	February 1, 2006	October 1, 2015
Weighted Average Next Adjustment Date:	November 6, 2007	February 1, 2006	October 1, 2015
Percent Interest Only Loans:	20.34%
Percent Second Liens:	12.06%
Percent of First Lien with Silent Seconds:	67.85%
Weighted Average Debt-To-Income Ratio:	42.09%		60.00%

(1) Original LTV = Principal Balance at Origination / property value, without regard to any other lien

(2) Original Adjusted LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value

(3) Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value

Principal Balances of the Group II Mortgage Loans at Origination

Range ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
15,000.00 - 25,000.00	29	610,145.86	0.10	21,039.51	10.112	19.35	99.11	658
25,000.01 - 50,000.00	185	7,428,419.86	1.22	40,153.62	10.320	20.27	99.26	649
50,000.01 - 75,000.00	302	19,012,850.32	3.12	62,956.46	10.340	22.03	98.99	658
75,000.01 - 100,000.00	246	21,321,972.83	3.50	86,674.69	9.995	24.82	97.88	668
100,000.01 - 125,000.00	150	16,598,542.67	2.72	110,656.95	9.741	31.26	96.02	660
125,000.01 - 150,000.00	97	13,171,784.27	2.16	135,791.59	8.846	44.42	91.73	665
150,000.01 - 175,000.00	81	13,097,695.02	2.15	161,699.94	7.889	63.28	84.87	654
175,000.01 - 200,000.00	82	15,453,720.05	2.54	188,460.00	7.354	73.20	82.81	650
200,000.01 - 225,000.00	77	16,420,427.40	2.70	213,252.30	7.091	78.19	82.10	656
225,000.01 - 250,000.00	85	20,075,624.02	3.30	236,183.81	6.918	79.71	80.63	660
250,000.01 - 275,000.00	74	19,450,768.95	3.19	262,848.23	6.801	80.14	80.14	651
275,000.01 - 300,000.00	102	29,263,660.26	4.80	286,898.63	6.928	80.74	80.74	651
300,000.01 - 359,650.00	169	55,401,957.05	9.09	327,822.23	6.833	80.70	80.70	660
359,650.01 - 500,000.00	473	198,595,030.82	32.60	419,862.64	6.859	80.81	80.81	645
500,000.01 - 950,000.00	270	163,359,530.86	26.81	605,035.30	6.805	80.94	80.94	656
Total:	2,422	609,262,130.24	100.00	251,553.32	7.272	73.41	83.04	653

Principal Balances of the Group II Mortgage Loans as of the Cut-off Date

Range ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
14,888.09 - 25,000.00	29	610,145.86	0.10	21,039.51	10.112	19.35	99.11	658
25,000.01 - 50,000.00	186	7,478,360.03	1.23	40,206.24	10.318	20.27	99.26	649
50,000.01 - 75,000.00	301	18,962,910.15	3.11	62,999.70	10.341	22.03	98.99	658
75,000.01 - 100,000.00	247	21,421,381.76	3.52	86,726.24	9.987	24.80	97.89	668
100,000.01 - 125,000.00	149	16,499,133.74	2.71	110,732.44	9.750	31.33	96.00	659
125,000.01 - 150,000.00	97	13,171,784.27	2.16	135,791.59	8.846	44.42	91.73	665
150,000.01 - 175,000.00	81	13,097,695.02	2.15	161,699.94	7.889	63.28	84.87	654
175,000.01 - 200,000.00	84	15,853,329.46	2.60	188,730.11	7.389	72.60	82.95	651
200,000.01 - 225,000.00	76	16,245,452.69	2.67	213,755.96	7.048	78.93	81.92	656
225,000.01 - 250,000.00	84	19,850,989.32	3.26	236,321.30	6.918	79.71	80.64	660
250,000.01 - 275,000.00	76	20,000,454.96	3.28	263,163.88	6.836	80.27	80.27	649
275,000.01 - 300,000.00	100	28,713,974.25	4.71	287,139.74	6.906	80.66	80.66	652
300,000.01 - 359,650.00	186	61,511,907.85	10.10	330,709.18	6.840	80.79	80.79	659
359,650.01 - 500,000.00	456	192,485,080.02	31.59	422,116.40	6.858	80.78	80.78	645
500,000.01 - 948,907.86	270	163,359,530.86	26.81	605,035.30	6.805	80.94	80.94	656
Total:	2,422	609,262,130.24	100.00	251,553.32	7.272	73.41	83.04	653

Mortgage Rates of the Group II Mortgage Loans as of the Cut-off Date

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
5.175 - 5.499	13	5,574,911.85	0.92	428,839.37	5.339	75.34	75.34	691
5.500 - 5.999	148	61,884,440.91	10.16	418,138.11	5.840	80.13	80.13	672
6.000 - 6.499	257	96,125,726.05	15.78	374,030.06	6.271	79.26	79.26	662
6.500 - 6.999	517	186,407,750.22	30.60	360,556.58	6.771	81.21	81.21	652
7.000 - 7.499	217	75,245,530.10	12.35	346,753.59	7.234	80.94	80.94	649
7.500 - 7.999	232	79,606,888.86	13.07	343,133.14	7.716	81.16	82.01	643
8.000 - 8.499	88	21,443,952.24	3.52	243,681.28	8.251	75.65	84.91	626
8.500 - 8.999	115	17,729,465.14	2.91	154,169.26	8.733	58.20	87.58	622
9.000 - 9.499	52	5,190,489.00	0.85	99,817.10	9.138	36.88	93.10	648
9.500 - 9.999	254	19,433,929.83	3.19	76,511.53	9.851	20.28	99.80	679
10.000 - 10.499	68	5,672,076.85	0.93	83,412.89	10.267	19.73	99.45	654
10.500 - 10.999	278	21,802,426.56	3.58	78,425.99	10.765	19.53	99.46	653
11.000 - 11.499	92	6,752,979.99	1.11	73,401.96	11.247	19.81	99.58	636
11.500 - 11.999	69	4,932,175.78	0.81	71,480.81	11.774	19.67	99.51	644
12.000 - 12.499	10	546,183.19	0.09	54,618.32	12.219	18.98	98.98	624
12.500 - 12.875	12	913,203.67	0.15	76,100.31	12.625	18.29	98.29	615
Total:	2,422	609,262,130.24	100.00	251,553.32	7.272	73.41	83.04	653

Original Terms to Stated Maturity of the Group II Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
180	945	73,476,492.00	12.06	77,752.90	10.259	19.75	99.61	666
360	1,477	535,785,638.24	87.94	362,752.63	6.862	80.76	80.76	651
Total:	2,422	609,262,130.24	100.00	251,553.32	7.272	73.41	83.04	653

Remaining Terms to Stated Maturity of the Group II Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
172 - 180	945	73,476,492.00	12.06	77,752.90	10.259	19.75	99.61	666
301 - 358	1,477	535,785,638.24	87.94	362,752.63	6.862	80.76	80.76	651
Total:	2,422	609,262,130.24	100.00	251,553.32	7.272	73.41	83.04	653

Original Adjusted Loan-to-Value Ratios of the Group II Mortgage Loans(1)

Original Adjusted Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
29.76 - 30.00	1	367,794.13	0.06	367,794.13	5.550	29.76	29.76	694
35.01 - 40.00	1	384,387.11	0.06	384,387.11	6.875	37.56	37.56	613
45.01 - 50.00	3	355,077.35	0.06	118,359.12	6.855	49.06	49.06	572
50.01 - 55.00	5	2,734,798.25	0.45	546,959.65	6.421	52.95	52.95	632
55.01 - 60.00	6	2,491,898.83	0.41	415,316.47	7.039	57.78	57.78	612
60.01 - 65.00	10	4,195,887.59	0.69	419,588.76	6.972	64.14	64.14	605
65.01 - 70.00	27	11,360,921.10	1.86	420,774.86	7.155	68.81	68.81	581
70.01 - 75.00	46	23,184,211.64	3.81	504,004.60	7.020	74.08	74.08	619
75.01 - 80.00	1,149	392,015,350.11	64.34	341,179.59	6.789	79.91	79.91	663
80.01 - 85.00	50	23,403,203.34	3.84	468,064.07	6.772	84.04	84.04	617
85.01 - 90.00	119	49,698,694.02	8.16	417,636.08	7.107	88.39	89.72	631
90.01 - 95.00	122	29,855,446.67	4.90	244,716.78	7.845	84.40	94.45	627
95.01 - 100.00	883	69,214,460.10	11.36	78,385.57	10.223	20.49	99.98	667
Total:	2,422	609,262,130.24	100.00	251,553.32	7.272	73.41	83.04	653

(1) Original Adjusted LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value

Original Combined Loan-to-Value Ratios of the Group II Mortgage Loans(2)

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
29.76 - 30.00	1	367,794.13	0.06	367,794.13	5.550	29.76	29.76	694
35.01 - 40.00	1	384,387.11	0.06	384,387.11	6.875	37.56	37.56	613
45.01 - 50.00	3	355,077.35	0.06	118,359.12	6.855	49.06	49.06	572
50.01 - 55.00	5	2,734,798.25	0.45	546,959.65	6.421	52.95	52.95	632
55.01 - 60.00	6	2,491,898.83	0.41	415,316.47	7.039	57.78	57.78	612
60.01 - 65.00	10	4,195,887.59	0.69	419,588.76	6.972	64.14	64.14	605
65.01 - 70.00	25	10,574,486.11	1.74	422,979.44	7.145	68.76	68.76	576
70.01 - 75.00	37	17,470,236.59	2.87	472,168.56	7.000	73.92	73.92	606
75.01 - 80.00	88	36,378,138.82	5.97	413,387.94	6.617	79.34	79.34	625
80.01 - 85.00	48	22,806,705.66	3.74	475,139.70	6.771	84.02	84.02	618
85.01 - 90.00	143	61,890,514.23	10.16	432,800.80	7.100	86.50	87.57	635
90.01 - 95.00	189	55,892,416.30	9.17	295,727.07	7.488	82.16	87.53	637
95.01 - 100.00	1,866	393,719,789.27	64.62	210,996.67	7.386	69.48	83.45	668
Total:	2,422	609,262,130.24	100.00	251,553.32	7.272	73.41	83.04	653

(2) Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value

Occupancy Status of the Group II Mortgage Loans

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
Owner Occupied	2,399	598,210,191.69	98.19	249,358.15	7.278	73.26	83.07	652
Second Home	17	8,531,779.92	1.40	501,869.41	6.935	79.54	79.54	707
Investor Property	6	2,520,158.63	0.41	420,026.44	6.978	86.93	86.93	692
Total:	2,422	609,262,130.24	100.00	251,553.32	7.272	73.41	83.04	653

Property Types of the Group II Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
Single Family	1,671	426,389,738.73	69.98	255,170.40	7.252	73.41	82.83	650
PUD	343	85,894,429.01	14.10	250,421.08	7.325	73.63	83.33	652
Condominium	236	49,797,474.05	8.17	211,006.25	7.273	72.65	83.52	663
Two to Four Family	172	47,180,488.45	7.74	274,305.17	7.354	73.71	83.90	670
Total:	2,422	609,262,130.24	100.00	251,553.32	7.272	73.41	83.04	653

Purposes of the Group II Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
Purchase	2,080	446,234,284.59	73.24	214,535.71	7.409	70.62	83.72	663
Cash-Out Refinance	325	154,989,098.64	25.44	476,889.53	6.888	81.18	81.34	626
Rate/Term Refinance	17	8,038,747.01	1.32	472,867.47	7.066	78.15	78.15	621
Total:	2,422	609,262,130.24	100.00	251,553.32	7.272	73.41	83.04	653

Documentation Types of the Group II Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
Stated	1,426	348,957,522.52	57.28	244,710.75	7.488	71.81	82.46	663
Full	618	150,072,585.14	24.63	242,835.90	7.024	75.97	84.26	638
Limited	378	110,232,022.58	18.09	291,619.11	6.924	74.97	83.20	643
Total:	2,422	609,262,130.24	100.00	251,553.32	7.272	73.41	83.04	653

Geographic Distribution of the Mortgaged Properties of the Group II Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
California	1,297	367,214,191.74	60.27	283,125.82	7.141	73.52	83.04	655
New York	158	45,100,326.31	7.40	285,445.10	7.268	73.98	83.34	664
Maryland	105	27,635,433.34	4.54	263,194.60	7.439	73.22	82.00	643
Florida	124	22,780,256.20	3.74	183,711.74	7.683	73.35	83.32	650
Virginia	85	21,936,602.96	3.60	258,077.68	7.711	71.66	82.58	638
New Jersey	81	20,618,259.37	3.38	254,546.41	7.462	74.04	82.27	641
Nevada	75	17,184,619.10	2.82	229,128.25	7.298	72.40	82.35	663
Massachusetts	59	13,469,975.91	2.21	228,304.68	7.159	73.53	83.79	674
Illinois	66	12,653,614.14	2.08	191,721.43	7.420	73.22	83.40	660
Texas	81	10,182,551.76	1.67	125,710.52	7.872	71.44	84.25	643
Washington	67	10,177,043.96	1.67	151,896.18	7.458	72.06	84.86	657
Arizona	49	8,337,706.05	1.37	170,157.27	7.667	72.43	83.07	666
Other	175	31,971,549.40	5.25	182,694.57	7.545	74.19	82.98	631
Total:	2,422	609,262,130.24	100.00	251,553.32	7.272	73.41	83.04	653

Gross Margins of the Adjustable-Rate Group II Mortgage Loans

Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
3.559 - 4.000	39	11,263,393.14	2.20	288,804.95	7.160	80.13	80.13	670
4.001 - 4.500	6	1,514,165.23	0.30	252,360.87	6.670	80.78	80.78	684
4.501 - 5.000	6	2,546,253.79	0.50	424,375.63	5.753	78.14	78.14	613
5.001 - 5.500	132	49,492,794.75	9.65	374,945.41	6.352	78.67	78.67	649
5.501 - 6.000	254	96,629,062.32	18.85	380,429.38	6.419	80.02	80.02	656
6.001 - 6.500	427	153,014,877.49	29.85	358,348.66	6.744	80.90	80.90	657
6.501 - 7.000	293	108,964,076.00	21.26	371,891.04	7.064	81.17	81.17	649
7.001 - 7.500	149	52,485,005.12	10.24	352,248.36	7.360	82.52	82.52	644
7.501 - 8.000	92	31,673,152.58	6.18	344,273.40	7.842	83.66	83.66	638
8.001 - 8.500	12	4,010,060.37	0.78	334,171.70	8.112	80.40	80.40	579
8.501 - 9.000	2	889,783.06	0.17	444,891.53	8.378	67.89	67.89	513
9.001 - 9.125	1	163,508.88	0.03	163,508.88	8.175	80.00	80.00	630
Total:	1,413	512,646,132.73	100.00	362,806.89	6.861	80.86	80.86	651

Next Adjustment Dates for the Adjustable-Rate Group II Mortgage Loans

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
January 2006 to June 2006	1	473,581.07	0.09	473,581.07	7.990	90.00	90.00	574
January 2007 to June 2007	2	586,869.23	0.11	293,434.62	5.910	80.00	80.00	688
July 2007 to December 2007	1,342	482,389,287.43	94.10	359,455.50	6.886	80.94	80.94	650
July 2008 to December 2008	36	15,312,380.71	2.99	425,343.91	6.608	79.04	79.04	656
July 2010 to December 2010	26	11,994,554.27	2.34	461,329.01	6.198	79.68	79.68	686
July 2015 to December 2015	6	1,889,460.02	0.37	314,910.00	6.768	79.15	79.15	642
Total:	1,413	512,646,132.73	100.00	362,806.89	6.861	80.86	80.86	651

Maximum Mortgage Rates of the Adjustable-Rate Group II Mortgage Loans

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
11.675 - 12.000	17	6,825,540.55	1.33	401,502.39	5.368	76.20	76.20	689
12.001 - 12.500	152	63,779,272.86	12.44	419,600.48	5.859	80.25	80.25	668
12.501 - 13.000	295	108,144,404.63	21.10	366,591.20	6.332	79.77	79.77	661
13.001 - 13.500	447	162,148,263.04	31.63	362,747.79	6.812	81.17	81.17	652
13.501 - 14.000	227	77,607,693.16	15.14	341,884.11	7.296	81.17	81.17	650
14.001 - 14.500	177	63,712,663.60	12.43	359,958.55	7.761	82.15	82.15	638
14.501 - 15.000	64	20,489,154.38	4.00	320,143.04	8.269	82.01	82.01	612
15.001 - 15.500	28	8,721,093.22	1.70	311,467.62	8.794	82.39	82.39	570
15.501 - 16.000	5	1,157,429.37	0.23	231,485.87	9.006	73.54	73.54	559
16.001 - 16.025	1	60,617.92	0.01	60,617.92	9.525	95.00	95.00	518
Total:	1,413	512,646,132.73	100.00	362,806.89	6.861	80.86	80.86	651

Minimum Mortgage Rates of the Adjustable-Rate Group II Mortgage Loans

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
4.325 - 4.500	1	421,000.00	0.08	421,000.00	5.325	74.51	74.51	787
4.501 - 5.000	2	780,339.43	0.15	390,169.72	5.836	70.00	70.00	626
5.001 - 5.500	16	6,404,540.55	1.25	400,283.78	5.371	76.31	76.31	683
5.501 - 6.000	153	63,933,446.38	12.47	417,865.66	5.876	80.46	80.46	668
6.001 - 6.500	294	107,559,872.85	20.98	365,849.91	6.332	79.79	79.79	661
6.501 - 7.000	447	162,050,657.56	31.61	362,529.44	6.811	81.13	81.13	652
7.001 - 7.500	225	77,188,805.40	15.06	343,061.36	7.296	81.22	81.22	649
7.501 - 8.000	181	65,123,516.43	12.70	359,798.43	7.760	82.05	82.05	638
8.001 - 8.500	60	19,244,813.62	3.75	320,746.89	8.292	82.14	82.14	613
8.501 - 9.000	29	8,891,485.84	1.73	306,602.96	8.793	82.63	82.63	570
9.001 - 9.500	4	987,036.75	0.19	246,759.19	9.059	69.83	69.83	551
9.501 - 9.525	1	60,617.92	0.01	60,617.92	9.525	95.00	95.00	518
Total:	1,413	512,646,132.73	100.00	362,806.89	6.861	80.86	80.86	651

Initial Periodic Rate Caps of the Adjustable-Rate Group II Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
1.000	5	1,576,239.65	0.31	315,247.93	7.317	86.75	86.75	594
1.001 - 1.500	7	2,884,192.09	0.56	412,027.44	6.931	80.51	80.51	630
2.501 - 3.000	1,382	499,961,578.04	97.53	361,766.70	6.869	80.85	80.85	651
4.501 - 5.000	19	8,224,122.95	1.60	432,848.58	6.273	79.94	79.94	670
Total:	1,413	512,646,132.73	100.00	362,806.89	6.861	80.86	80.86	651

Subsequent Periodic Rate Caps of the Adjustable-Rate Group II Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
1.000	1,412	511,933,632.73	99.86	362,559.23	6.860	80.86	80.86	651
2.000	1	712,500.00	0.14	712,500.00	7.640	75.00	75.00	625
Total:	1,413	512,646,132.73	100.00	362,806.89	6.861	80.86	80.86	651

Credit Scores of the Group II Mortgage Loans

Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
500 - 524	28	10,130,092.93	1.66	361,789.03	8.128	74.35	74.35	515
525 - 549	32	10,495,796.06	1.72	327,993.63	7.817	81.82	82.36	536
550 - 574	56	19,834,552.88	3.26	354,188.44	7.354	84.52	84.97	563
575 - 599	167	43,347,446.81	7.11	259,565.55	7.308	75.45	82.29	589
600 - 624	419	103,566,992.84	17.00	247,176.59	7.365	73.50	82.33	612
625 - 649	457	112,109,362.65	18.40	245,315.89	7.342	72.98	83.80	637
650 - 674	460	111,334,146.81	18.27	242,030.75	7.237	73.75	83.35	662
675 - 699	338	81,464,626.30	13.37	241,019.60	7.157	71.37	83.43	686
700 - 724	214	52,601,199.83	8.63	245,800.00	7.053	71.32	82.75	711
725 - 749	119	29,300,636.82	4.81	246,223.84	7.072	70.97	83.73	735
750 - 774	81	21,313,224.06	3.50	263,126.22	7.154	72.14	83.32	761
775 - 799	46	12,955,027.40	2.13	281,631.03	7.085	70.86	82.95	787
800 - 802	5	809,024.85	0.13	161,804.97	7.631	71.67	82.78	802
Total:	2,422	609,262,130.24	100.00	251,553.32	7.272	73.41	83.04	653

Product Type of the Group II Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
2/28 Hybrid 40/30 Balloon	674	252,970,353.33	41.52	375,326.93	6.883	80.88	80.88	643
2/28 Hybrid	670	230,005,803.33	37.75	343,292.24	6.888	81.00	81.00	658
Fixed 30/15 Balloon	943	73,318,187.46	12.03	77,749.93	10.256	19.74	99.61	667
Fixed 30 Year	45	15,554,315.73	2.55	345,651.46	6.887	78.30	78.30	654
3/27 Hybrid 40/30 Balloon	16	8,140,397.47	1.34	508,774.84	6.637	77.60	77.60	667
5/25 Hybrid	18	8,084,856.85	1.33	449,158.71	6.106	79.85	79.85	685
Fixed 40/30 Balloon	19	7,585,189.78	1.24	399,220.51	6.858	79.60	79.60	657
3/27 Hybrid	20	7,171,983.24	1.18	358,599.16	6.575	80.66	80.66	643
5/25 Hybrid 40/30 Balloon	8	3,909,697.42	0.64	488,712.18	6.387	79.32	79.32	689
10/20 Hybrid	6	1,889,460.02	0.31	314,910.00	6.768	79.15	79.15	642
Six-Month LIBOR ARM	1	473,581.07	0.08	473,581.07	7.990	90.00	90.00	574
Fixed 15 Year	2	158,304.54	0.03	79,152.27	11.678	24.10	100.00	638
Total:	2,422	609,262,130.24	100.00	251,553.32	7.272	73.41	83.04	653

Interest-Only Terms of the Group II Mortgage Loans

IO Terms (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
24	1	636,000.00	0.10	636,000.00	6.775	80.00	80.00	666
60	312	119,368,228.58	19.59	382,590.48	6.535	80.84	80.84	676
120	11	3,926,807.55	0.64	356,982.50	6.396	81.20	81.20	691
None	2,098	485,331,094.11	79.66	231,330.36	7.461	71.50	83.59	647
Total:	2,422	609,262,130.24	100.00	251,553.32	7.272	73.41	83.04	653

Lien Type on the Group II Mortgage Loans

Lien Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
First Lien	1,477	535,785,638.24	87.94	362,752.63	6.862	80.76	80.76	651
Second Lien	945	73,476,492.00	12.06	77,752.90	10.259	19.75	99.61	666
Total:	2,422	609,262,130.24	100.00	251,553.32	7.272	73.41	83.04	653

Seasoning of the Group II Mortgage Loans

Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
2 to 6	2,417	608,026,004.53	99.80	251,562.27	7.272	73.42	83.05	653
7 to 8	5	1,236,125.71	0.20	247,225.14	7.388	67.74	77.22	617
Total:	2,422	609,262,130.24	100.00	251,553.32	7.272	73.41	83.04	653

Prepayment Penalty Status on the Group II Mortgage Loans

Prepayment Penalty Status	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
Has Prepayment Penalty	1,574	407,527,079.71	66.89	258,911.74	7.099	74.21	82.91	650
Has No Prepayment Penalty	848	201,735,050.53	33.11	237,895.11	7.620	71.78	83.30	658
Total:	2,422	609,262,130.24	100.00	251,553.32	7.272	73.41	83.04	653

Prepayment Penalty Terms of the Group II Mortgage Loans

Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
1 - 12	82	23,668,616.49	3.88	288,641.66	7.249	74.94	83.62	666
13 - 24	1,414	359,636,333.22	59.03	254,339.70	7.119	74.02	83.06	649
25 - 36	78	24,222,130.00	3.98	310,540.13	6.664	76.30	79.85	655
None	848	201,735,050.53	33.11	237,895.11	7.620	71.78	83.30	658
Total:	2,422	609,262,130.24	100.00	251,553.32	7.272	73.41	83.04	653

Debt-to Income Ratio of the Group II Mortgage Loans

Debt-to-Income (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
0.01 - 25.00	105	21,460,135.09	3.52	204,382.24	7.133	73.94	83.23	653
25.01 - 30.00	116	24,560,161.75	4.03	211,725.53	7.318	73.63	83.62	657
30.01 - 35.00	208	48,973,722.55	8.04	235,450.59	7.205	73.96	82.37	647
35.01 - 40.00	446	102,584,555.50	16.84	230,010.21	7.256	72.50	83.14	658
40.01 - 45.00	648	171,217,713.21	28.10	264,224.87	7.271	72.71	82.59	657
45.01 - 50.00	727	192,348,298.02	31.57	264,578.13	7.361	73.74	83.37	650
50.01 - 55.00	139	38,641,281.88	6.34	277,994.83	7.124	75.69	83.47	639
55.01 - 60.00	33	9,476,262.24	1.56	287,159.46	6.793	74.96	82.82	666
Total:	2,422	609,262,130.24	100.00	251,553.32	7.272	73.41	83.04	653

Index of the Group II Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Adjusted Original Loan-to-Value Ratio	Weighted Average Credit Score
Six-Month LIBOR	1,413	512,646,132.73	84.14	362,806.89	6.861	80.86	80.86	651
Fixed Rate	1,009	96,615,997.51	15.86	95,754.21	9.449	33.88	94.61	664
Total:	2,422	609,262,130.24	100.00	251,553.32	7.272	73.41	83.04	653

Rating Agency Contacts

Standard & Poor’s	Brian Weller
212.438.1934

Moody’s	Amita Srivastava
201.915.8730

Fitch	Jonathan Teichman
212.908.0862